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                                                                EXECUTION COPY


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                      SUBORDINATED TERM LOAN CREDIT AGREEMENT


                                       among


                               GENMAR HOLDINGS, INC.

                      THE FINANCIAL INSTITUTIONS NAMED HEREIN


                                THE BANK OF NEW YORK

                                      As Agent

                                        and

                             BNY CAPITAL MARKETS, INC.

                                    As Arranger


                            Dated as of October 20, 1997

                                    $60,000,000



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       SUBORDINATED TERM LOAN CREDIT AGREEMENT (hereinafter the "Agreement"), dated as of October 20, 1997, among GENMAR HOLDINGS, INC., a Delaware corporation (the "Borrower"), the Lenders (as hereinafter defined), THE BANK OF NEW YORK, acting in its capacity as agent for the Lenders (the "Agent") and BNY CAPITAL MARKETS, INC., as Arranger (the "Arranger").

SECTION 1     DEFINITIONS.

       Section 1.1 DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

       "ACCOUNTS" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, instruments, documents and notes, whether now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

       "ACCOUNT DEBTOR" shall mean any Person who is or who may become obligated to the Borrower or any of its Subsidiaries under, with respect to, or on account of, an Account.

       "ADVANCE" shall have the meaning provided in Section 2.1.

       "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

       "AGENT" shall mean The Bank of New York acting in its capacity as agent for the Lenders and any successor agent appointed in accordance with Section 9.9.

       "AGENT'S OFFICE" shall mean the office of the Agent located at One Wall Street, New York, New York 10286, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

       "AGREEMENT" shall mean this Subordinated Term Loan Credit Agreement as the same may from time to time hereafter be modified, restated, supplemented or amended.

       "AGREEMENT DATE" means the date set forth as such on the signature pages hereof, which date is the date the executed copies of this Agreement were delivered by all parties hereto and, accordingly, the date this Agreement became effective and the Lenders first became committed to make the Loans and other extensions of credit contemplated by this Agreement. If no such


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date is there set forth, the Agreement Date shall be the date as of which this Agreement is dated.

       "ALTERNATE BASE RATE" shall mean, at any particular date, the interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2%. For purposes hereof, the term "PRIME RATE" shall mean the prime commercial lending rate of The Bank of New York as publicly announced from time to time, such rate to be adjusted automatically, without notice, on the date of any change in such rate. The Prime Rate is not necessarily The Bank of New York's lowest rate of interest. The term "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it. If the Agent shall have determined that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternative Base Rate shall be determined with regard to clause (a) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the date of such change in the Prime Rate or Federal Funds Rate, respectively.

       "ARRANGER" shall have the meaning provided in the preamble to this Agreement.

       "ASSIGNMENT OF RENTS AND LEASES" shall mean an assignment of rents and leases which have been executed and delivered to the Agent by the Loan Parties party thereto under and in connection with this Agreement (as any such assignment of rents and leases may be amended, modified or supplemented from time to time).

       "AVERAGE LIFE" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal (or redemption) payment of such security or instrument multiplied by the amount of such principal (or redemption) payment by
(ii) the sum of all such principal (or redemption) payments.

       "BANKRUPTCY CODE" shall mean Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

       "BASE RATE LOANS" shall mean the Loan made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

       "BNY INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement dated as of October 20, 1997 between the Agent and The Bank of New York, as agent under the BNY Senior Credit Agreement (as such intercreditor agreement may be amended, modified, supplemented or restated from time to time).


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       "BNY SENIOR CREDIT AGREEMENT" means the Second Amended and Restated
Credit Agreement dated as of July 1, 1997 among the Borrower, the financial institutions named therein and The Bank of New York, as Agent (as such credit agreement may be amended, modified, supplemented, refinanced or restated from time to time; PROVIDED that, in the event of any amendment, modification, supplement, refinancing or restatement, the principal amount of the Indebtedness under such credit agreement shall not be increased to a principal amount in excess of $100,000,000).

       "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

       "BORROWING" shall mean the incurrence of one Type of Loan from all the Lenders on a given date (or resulting from conversions or continuations on a given date), having in the case of Eurodollar Loans the same Interest Period.

       "BORROWING DATE" shall mean a date on which the Borrower has borrowed an Advance as provided by Section 2.1.

       "BORROWING PERIOD" shall have the meaning provided in Section 2.1.

       "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in New York City or Minneapolis a legal holiday or a day on which banking institutions are authorized or required by law or other government actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks for U.S. dollar deposits in the relevant interbank Eurodollar market.

       "CAPITAL EXPENDITURES" shall mean, for any period, the sum of expenditures (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases originally incurred during such period that is capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries) by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are included in "capital expenditures", "additions to property, plant, tooling or equipment" or comparable items in the consolidated financial statements of the Borrower and its Subsidiaries.

       "CAPITALIZED LEASE" shall mean (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries, and (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

       "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations of the Borrower and its Subsidiaries under or in respect of Capitalized Leases.

       "CASH EQUIVALENTS" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that


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the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (ii) above, and (iv) commercial paper issued by the parent corporation of any Lender or any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers, rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc. and in each case maturing within 90 days after the date of acquisition.

       "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

       "COLLATERAL" shall mean all property and interests in property now owned or hereafter acquired in or upon which a Lien has been or is purported or intended to have been granted to the Agent or any Lender under any of the Security Documents.

       "COLLATERAL ACCOUNT" means (i) the account of the Issuing Banks in the name of the Agent maintained at The Bank of New York and designated by the Agent as the "Collateral Account" (ii) each deposit, custody or other account (whether, in any case, time or demand or interest or non-interest bearing and whether maintained at a branch or office located within or without the United States) that is a successor to (A) the account referred to in clause (i) or (B) a Collateral Account which is such by virtue of this clause (ii), (iii) all amounts from time to time credited to the Collateral Account, (iv) all cash, securities, instruments, documents, chattel paper, general intangibles, accounts and other property (A) from time to time credited to the Collateral Account or
(B) representing investments and reinvestments of amounts from time to time credited to the Collateral Account, and (v) (A) dividends (whether or not payable in cash), interest, principal payments and other distributions (including cash and securities payable in connection with calls, conversions, redemptions and the like), on, and all rights, contractual and otherwise, (whether such dividends, interest, principal payments and other distributions and rights constitute accounts, contract rights, or general intangibles), arising under, connected with or in any way related to, and (B) proceeds (including cash and securities receivable in connection with tender and other offers) of, the Collateral Account.

       "COLLATERAL ACCOUNT AGREEMENT" shall mean a collateral account agreement, among the Agent and an Issuing Bank in the form attached as Annex D to the Letters of Credit (as such collateral account agreement may be amended, modified or supplemented from time to time).

       "COLLATERAL ACCOUNT COLLATERAL" means the following, IN EACH CASE WHETHER NOW OR HEREAFTER EXISTING AND WHETHER OR NOT THE SAME IS NOW CONTEMPLATED, ANTICIPATED OR FORESEEABLE, is subject to Article 8 or 9 of the Uniform Commercial Code or constitutes Collateral Account Collateral by reason of one or more


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than one of the following clauses:

              (i)    the Collateral Account;

              (ii) all rights (contractual and otherwise and whether constituting accounts, contract rights or general intangibles) arising under, connected with or in any way related to the Collateral Account;

              (iii) all claims (including the right to sue or otherwise recover on such claim) (A) to items referred to in the definition of Collateral, (B) under warranties relating to any of the Collateral, and (C) against third parties that in any way arise under or out of or are related to or connected with any or all of the Collateral; and

              (iv) all products and proceeds of Collateral in whatever form. The inclusion of "proceeds" of Collateral in the definition of "Collateral" shall not be deemed a consent by the Agent to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms of a Collateral Account Agreement.

       "COLLATERAL AGENT" has the meaning assigned to that term in the Security Agreements.

       "COMMITMENT" shall mean, for each Lender at any given time, the amount set forth opposite such Lender's name on Annex I hereto under the heading "Commitment", as such amount may be reduced from time to time pursuant to Sections 2.10, 2.14 or 10.4(c).

       "CONTINGENT OBLIGATION" as to any Person shall mean any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

       "CREDIT EXPOSURE" shall have the meaning provided in Section 10.4(c).

       "DEALER ACCOUNT TRANSACTION" shall mean the sale by the Borrower and any of its


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Subsidiaries of their respective dealer account financing business at a price of not less than the face value of the assets sold thereby to one or more financial institutions and for an aggregate purchase price of up to $20,000,000 and which transaction or transactions may permit, during the months of February through August, inclusive, only of each calendar year, an aggregate outstanding amount of receivables so sold or from time to time guaranteed by the Borrower and any of its Subsidiaries not to exceed $25,000,000 in the aggregate during such period.

       "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

       "DEFAULT RATE" shall have the meaning provided in Section 2.4(c).

       "DESIGNATED SUBSIDIARY" shall mean those Subsidiaries of the Borrower listed as such on Schedule 1.1(b), Annex A, paragraph 3 through 6 thereof.

       "DIVIDENDS" shall have the meaning provided in Section 7.6.

       "DOMESTIC LENDING OFFICE" shall mean, as to any Lender, the office of such Lender designated as such on Annex I, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

       "DRAWING EVENT" has the meaning ascribed to that term in the Letters of Credit.

       "DUE DATE" shall mean the date on which payment is due with respect to an Account, as indicated on the invoice or statement of Account rendered to the Account Debtor.

       "ENVIRONMENTAL AFFILIATE" shall mean, with respect to any Person, any other Person whose liability for any Environmental Claim such Person has or may have retained, assumed or otherwise become liable for (contingently or otherwise), either contractually or by operation of law.

       "ENVIRONMENTAL CLAIM" shall mean, with respect to the Borrower, any notice, claim, demand or similar written communication made upon the Borrower or any of its Subsidiaries by any other Person (including any Environmental Affiliate) alleging potential liability in connection with investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

       "ENVIRONMENTAL LAWS" shall mean all Federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the


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manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

       "ENVIRONMENTAL LIEN" shall mean any Lien imposed pursuant to any Environmental Law with respect to any of the Properties.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

       "EUROCURRENCY RESERVE REQUIREMENTS" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other governmental authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

       "EURODOLLAR BASE RATE" shall mean, with respect to each day during an Interest Period for Eurodollar Loans, the rate per annum (rounded upwards to the nearest whole multiple of one-sixteenth of one percent) equal to the offered quotation to first class banks in the interbank eurodollar market by The Bank of New York two Business Days prior to the beginning of such Interest Period at or about 10:00 A.M., New York City time, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of The Bank of New York to be outstanding during such Interest Period.

       "EURODOLLAR LENDING OFFICE" shall mean, as to any Lender, the office of such Lender designated as such on Annex I, or such other office designated by such Lender from time to time by written notice to the Agent and the Borrower.

       "EURODOLLAR LOANS" shall mean Loans made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

       "EURODOLLAR RATE" shall mean with respect to each day during an Interest Period for Eurodollar Loans, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                                EURODOLLAR BASE RATE
                                --------------------

              1.00 - Eurocurrency Reserve Requirements

       "EVENT OF DEFAULT" shall have the meaning provided in Section 8.

       "EXISTING NOTES" shall mean, collectively, the Subordinated Shareholder Note and the


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Subordinated Demand Note.

       "FEDERAL RESERVE BOARD" shall mean the Board of Governors of the Federal Reserve System as constituted from time to time.

       "FEES" shall mean all amounts payable pursuant to Section 2.13.

       "FINAL MATURITY DATE" shall mean October 21, 2002.

       "FIRST BANK" shall mean First Bank National Association, its successors and assigns, and, if a Letter of Credit replacing part or all of its Letters of Credit shall have been issued, the issuer of (a) such replacement Letter of Credit and (b) each Letter of Credit (a "Replacing Letter of Credit") replacing such Replacement Letter of Credit or any other Replacing Letter of Credit.

       "FLOOR PLAN FINANCING" shall mean that certain floor planning arrangement among the Borrower and/or any of its Subsidiaries and one or more financial institutions pursuant to which any such financial institution provides credit to retail dealers and wholesale distributors which purchase goods from the Borrower and any of its Subsidiaries.

       "GAAP" shall mean United States generally accepted accounting principles as in effect on the date hereof and consistent with those utilized in the preparation of the financial statements referred to in Section 5.5.

       "GII" shall mean Genmar Industries, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of the Borrower.

       "GOVERNMENTAL APPROVAL" has the meaning ascribed to that term in Section 5.10.

       "GUARANTORS" shall mean the Restricted Subsidiaries and each other Person who executes and delivers to the Agent an agreement to become a Guarantor in the form of Annex B to the Guaranty.

       "GUARANTY" shall mean each guaranty which has been executed and delivered by each Guarantor under and in connection with this Agreement, together with each other guaranty required to be executed in accordance with the terms and provisions hereof, in each case in the form of Exhibit 1.1(b) hereto, (as any such guaranty have been, are being or hereafter may be amended, modified or supplemented from time to time).

       "HEDGING AGREEMENTS" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements.

       "IMPROVEMENTS" shall mean have the meaning set forth therefor in the Mortgages.

       "INDEBTEDNESS" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, other than (x) trade payables on terms of 90 days or less incurred in the ordinary course of business of such Person and (y) notes issued in connection with insurance premiums payable in the ordinary


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course of business of such Person in an aggregate principal amount not to exceed $750,000 outstanding at any time, (ii) all indebtedness of such Person evidenced by a note (other than such notes referred to in subclause (i)(y) of this definition), bond, debenture or similar instrument, (iii) the principal component of all Capitalized Lease obligations of such Person, (iv) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (v) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (vi) all Contingent Obligations of such Person, and (vii) all Hedging Agreements and currency swaps and similar agreements of such Person in accordance with GAAP.

       "INSTRUMENT OF ASSIGNMENT" has the meaning ascribed to that term in the Letter of Credit.

       "INTEREST PERIOD" shall have the meaning provided in Section 2.5.

       "INTERNAL FINANCIALS" shall have the meaning provided in Section 5.5.

       "INVENTORY" shall mean any and all now owned or hereafter acquired inventory, goods, merchandise, and other tangible personal property intended for sale or lease, in the custody or possession, actual or constructive, of the Borrower or any of its Subsidiaries, or in transit to the Borrower or any of its Subsidiaries, including such inventory as is on consignment to third parties, leased to customers of the Borrower or any of its Subsidiaries, or otherwise temporarily out of the custody or possession of the Borrower or any of its Subsidiaries.

       "ISSUING BANK" shall mean an issuer of a Letter of Credit.

       "JUNIOR SECURITIES" of any Person means securities (including capital stock) issued by such Person to a Lender on account of the Obligations payable to such Lender pursuant to an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, which securities (i) have a maturity, mandatory redemption obligation or put right, if any, longer than, or occurring after the final maturity date of, all Senior Indebtedness, of such Person outstanding on the date of issuance of such Junior Securities (and to any securities issued in exchange for any such Senior Indebtedness), (ii) are unsecured, (iii) have an Average Life longer than the securities for which such Junior Securities are being exchanged, (iv) in the case of debt securities, do not provide for terms and conditions, and in the case of equity securities do not provide for covenants, more onerous to such Person than those provided in this Agreement and
(v) by their terms or by law are subordinated to Senior Indebtedness of such Person outstanding on the date of issuance of such Junior Securities (and to any securities in exchange for any such Senior Indebtedness), at least to the same extent as the Subordinated Indebtedness.

       "LENDERS" shall mean the financial institutions listed on Annex I hereto and the financial institutions which from time to time become a party hereto in accordance with Section 10.4(c).

       "LETTER OF CREDIT" shall mean a letter of credit substantially in the form of Exhibit 1.1(a) to this Agreement, issued by Persons acceptable at time of issuance to all Lenders (as such letter of credit may be amended, modified or supplemented from time to time). The initial Letters of


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Credit shall be issued by First Bank and Northern Trust Company, respectively.

       "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

       "LOAN" shall have the meaning provided in Section 2.1.

       "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Documents, the BNY Intercreditor Agreement and the Subordination Agreements entered into by the Borrower or its Subsidiaries, as applicable, with one or more Lenders.

       "LOAN PARTY" shall mean and include the Borrower and the Restricted Subsidiaries.

       "MARGIN PERCENTAGE" shall mean at any time 0.45%.

       "MARGIN STOCK" shall have the meaning provided such term in Regulation U and Regulation G of the Federal Reserve Board.

       "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect upon (i) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or (ii) the ability of any Loan Party to perform, or of the Agent or any of the Lenders to enforce, any of the Obligations.

       "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean and include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

       "MORTGAGED PROPERTIES" shall mean each Property set forth on Schedule 1.1(a).

       "MORTGAGES" shall mean the mortgages and/or deeds of trust encumbering the Mortgaged Property which have been executed and delivered to the Agent by the Loan Parties party thereto under and in connection with this Agreement (as any such mortgages have been, are being or hereafter may be amended, modified or supplemented from time to time).

       "NON-PAYMENT DEFAULT" means any event (other than a Payment Default) upon the occurrence of which the maturity of the Senior Indebtedness may be accelerated.

       "NOTE" shall have the meaning provided in Section 2.1.

       "NOTICE OF BORROWING" shall have the meaning provided in Section 2.2(a).

       "NOTICE OF CONVERSION OR CONTINUATION" shall have the meaning provided in
Section 2.7(b).


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


       "OBLIGATIONS" shall mean all obligations, liabilities and indebtedness of every nature of the Borrower and the Guarantors from time to time owing to the Agent, or any Lender under or in connection with this Agreement or any other Loan Document.

       "OBLIGOR" shall have the meaning provided in Section 11.2.

       "OFFICER'S CERTIFICATE" means a certificate signed by the Chairman of the Board, Vice Chairman, the President, Chief Financial Officer or a Vice
President (regardless of vice presidential designation) of the Borrower.

       "PARTICIPANT" shall have the meaning provided in Section 10.4(b).

       "PAYMENT DATE" shall mean the last day of each January, April, July and October of each year.

       "PAYMENT DEFAULT" means any default (beyond any applicable grace period) in the payment of principal of, or interest on, any Senior Indebtedness or of any other amount in excess of $100,000 of any Senior Indebtedness.

       "PERMITTED LIENS" shall have the meaning provided in Section 7.2(a).

       "PERMITTED ORGANIZATIONAL CHANGES" shall mean the changes to the ownership of Subsidiaries and the transfer of assets among the Loan Parties described in Schedule 1.1(b).

       "PERSON" shall mean and include any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.

       "PLEDGE AGREEMENT" shall mean a pledge agreement substantially in the form of Exhibit 1.1(c) hereto (as such pledge agreement may be amended, modified or supplemented from time to time).

       "PROPERTIES" shall mean the real properties, and the improvements thereon, listed on Schedule 5.21(a)(i).

       "PRO RATA SHARE" as to any Lender shall mean a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the Total Commitment.

       "PURCHASING LENDERS" shall have the meaning provided in Section 10.4(c).

       "RECOURSE OBLIGATIONS" shall mean the recourse and repurchase obligations of the Borrower and any of its Subsidiaries pursuant to a Repurchase Agreement.

       "RECOVERABLE AMOUNT" has the meaning ascribed to that term in the Letter of Credit.

       "RECOVERABLE EXPOSURE" means the Liability of a Lender to return any amount received by it that constitutes a Recoverable Amount or to pay an amount equal to or measured by any such amount, and, for this purpose, "Liability" means any indebtedness, liability, obligation or duty of or binding upon a Lender or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising under applicable law, whether now existing or hereafter arising.

       "REGULATION D" shall mean Regulation D of the Federal Reserve Board as from time to time in effect and any successor to all or any portion thereof.

       "REPURCHASE AGREEMENT" shall mean that certain Manufacturer's Repurchase Agreement to which the Borrower and any of its Subsidiaries is a party with one or more financial institutions in the form heretofore provided to the Agent, together with any similar agreement with any other vendors providing transactions substantially similar to the agreement attached as Annex II to the Existing Credit Agreement (as defined in the BNY Senior Credit Agreement).

       "REQUIRED LENDERS" shall mean Lenders holding more than 75% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 75% of the Total Commitments, PROVIDED that, for purposes of Sections 3.1 and 8.2, "Required Lenders" shall mean Lenders holding more than 40% of the principal amount of Loans outstanding or, if no Loans are outstanding, more than 40% of the Total Commitments.

       "RESPONSIBLE OFFICER" of any Person shall mean the chief executive officer, the chief operating officer, the chief financial officer or the general counsel of such Person.

       "RESTRICTED SUBSIDIARIES" shall mean those Subsidiaries of the Borrower set forth on Schedule 1.1(c) and each Person required to become a Guarantor pursuant to Section 6.12.

       "SECURED PARTIES" has the meaning ascribed to that term in the Security Agreement.

       "SECURED OBLIGATIONS" has the meaning ascribed to that term in the Security Agreement.

       "SECURITY AGREEMENT" shall mean a security agreement substantially in the form of Exhibit 1.1(d) hereto (as any such security agreement may be amended, modified or supplemented from time to time).

       "SECURITY DOCUMENTS" shall mean and include the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Mortgages and the Assignments of Rents and Leases.

       "SENIOR AGENT" means (a) The Bank of New York, in its capacity as "Agent" under the BNY Senior Credit Agreement, or any successor thereto as such Agent, or (b) any Person from time to time acting as "Agent" under any other Senior Credit Agreement; provided that for purposes of Section 11 the Agent shall not be required to recognize any Person other than The Bank of New York as a Senior Agent unless the predecessor Senior Agent and such successor Senior Agent shall have notified the Agent of the appointment of such successor Senior Agent under the Senior Credit Agreement.

       "SENIOR CREDIT AGREEMENT" means (a) the BNY Senior Credit Agreement and
(b) any credit agreement entered into in connection with a refinancing of amounts outstanding under the BNY Senior Credit Agreement, but only if (i) the maximum principal amount of the credit available thereunder is not more than the aggregate principal amount of the Total Commitment under (and as defined in) the BNY Senior Credit Agreement immediately before such refinancing, (ii) the terms of such credit agreement are no more onerous to the Borrower and its Subsidiaries than the terms of the BNY Senior Credit Agreement immediately before such refinancing, and (iii) the lenders under such credit agreement (or the agent thereunder for such lenders) enter into an intercreditor agreement, containing terms substantially similar to the terms of the BNY Intercreditor Agreement; PROVIDED, HOWEVER, that no credit agreement referred to in clause (b) hereof shall constitute a "Senior Credit Agreement" unless (x) a copy thereof shall have been furnished to the Agent at least 15 days prior to the execution thereof and (y) the Agent shall not have advised the Borrower, within 15 days after the Agent's receipt of such copy, that such credit agreement does not qualify as a Senior Credit Agreement under the criteria set forth in clause (b) above and the proviso thereto.

       "SENIOR INDEBTEDNESS" means all Indebtedness (including, without limitation, interest and interest which would have accrued at the rate specified in the Senior Loan Documents after the filing of a petition initiating any proceeding under any bankruptcy law but for the commencement of such proceeding whether or not allowable as a claim in such proceeding) of the Borrower or any Subsidiary under the Senior Loan Documents.

       "SENIOR LOAN DOCUMENTS" means collectively the Senior Credit Agreement and each note, guaranty, mortgage, pledge agreement, security agreement and other instrument and document entered into pursuant thereto, in each case (i) as in effect on the date hereof or on the date the BNY Senior Credit Agreement is refinanced by such Senior Credit Agreement or (ii) as amended, or which are entered into, from time to time hereafter or thereafter.

       "SOLVENT" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

       "SUBORDINATED CREDITOR" means the Agent, each Lender and each holder from time to time of any of the Obligations or of any promissory notes or other instruments evidencing any of the

Obligations.

       "SUBORDINATED DEBT FINANCING DOCUMENTS" shall mean and include the Offering Memorandum, the Subordinated Notes Indenture, and the Purchase Agreement, dated July 12, 1994, among Wertheim Schroder & Co. Incorporated, the Borrower and the "Guarantors" as defined therein.

       "SUBORDINATED DEMAND NOTE" shall mean the $25,000,000 demand note dated March 31, 1994 payable to Irwin L. Jacobs or any replacement thereof made in accordance with the terms of the applicable Subordination Agreement.

       "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness of the Borrower or a Guarantor expressly subordinated in right of payment to the Obligations.

       "SUBORDINATED NOTE" shall mean a 13.5% Series A Senior Subordinated Note of the Borrower due 2001.

       "SUBORDINATED NOTES INDENTURE" shall mean the Indenture, dated as of July 1, 1994 among the Borrower, the parties listed as "Guarantors" therein and First Trust National Association, as Trustee.

       "SUBORDINATED SHAREHOLDER NOTE" shall mean the $4,104,422.12 shareholder note dated November 24, 1993 payable to Irwin L. Jacobs.

       "SUBORDINATION AGREEMENTS" shall mean subordination agreements substantially in the form of Exhibits 1.1(e) (as any such subordination agreement may be amended, modified or supplemented from time to time).

       "SUBSIDIARY" of any Person shall mean and include (i) any corporation 50% or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, is either a general partner or has a 50% or more equity interest at the time.

       "TAXES" shall have the meaning provided in Section 2.17.

       "TFC" shall mean Textron Financial Corporation.

       "TOTAL COMMITMENT" shall mean, at any time, the sum of the Commitments of all of the Lenders at such time.

       "TRADEMARK SECURITY AGREEMENT" shall mean a trademark security agreement substantially in the form of Exhibit 1.1(f) hereto (as such trademark security agreement has been, is being or hereafter may be amended, modified or supplemented from time to time).

       "TRANSACTION DOCUMENTS" shall mean the Loan Documents and the Subordinated Debt Financing Documents.

       "TRANSACTIONS" shall mean each of the transactions contemplated by the Transaction Documents.

       "TRANSFEREE" shall have the meaning provided in Section 10.4(d)

       "TRANSFER SUPPLEMENT" shall have the meaning provided in Section 10.4(c).

       "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., a Base Rate Loan or a Eurodollar Loan.

SECTION 2     AMOUNT AND TERMS OF CREDIT FACILITY.

       Section 2.1 TERM LOAN. (a) Subject to and upon the terms and conditions hereof, each Lender severally and not jointly agrees to make term loans (each an "ADVANCE" and collectively the "LOAN") to the Borrower in an aggregate principal amount not to exceed such Lender's Commitment. The Total Commitment is $60,000,000. The Advances will be available to be borrowed on any Business Day during the period from October 20, 1997 to and including October 23, 1997 (such period, the "BORROWING PERIOD"), provided that in no event shall there be more than one (1) Borrowing of Advances. The Borrowing of Advances shall be in the aggregate minimum amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof.

              (b) The Loans shall be due and payable together with accrued and unpaid interest in accordance with Section 2.4(d) on the Final Maturity Date.

              (c) The Borrower's obligation to pay the principal of, and interest on, each Lender's Loan will be evidenced by this Agreement, the records of such Lender, and a promissory note (a "NOTE") duly executed and delivered by the Borrower in the form of Exhibit 2.1 hereto in a principal amount equal to such Lender's Loan, with blanks appropriately completed in conformity herewith. Each Note issued to a Lender shall (w) bear interest as provided in Section 2.4,
(x) be payable to the order of such Lender, (y) be dated the initial Borrowing Date and (z) mature on the Final Maturity Date.

       Each Lender is hereby authorized, at its option, either (i) to endorse on the schedule attached to its Note (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Advance and each principal and interest payment in respect thereof, or (ii) to record such Advance and payments in its books and records, PROVIDED that the failure of any Lender to make such notation or any error therein shall not affect the obligation of the Borrower to repay the Loan made by such Lender in accordance with the terms of this Agreement and the other Loan Documents. Such schedule or such books and records, as the case may be, shall constitute prima facie evidence of the accuracy of the information contained therein.

       Section 2.2 NOTICE OF BORROWING. (a) When the Borrower desires to borrow Loans hereunder, it shall give the Agent at the Agent's Office prior to 12:00 noon, New York City time, on the day of a requested Base Rate Loan prior telex, telecopy or telephonic notice (promptly confirmed in writing) of such Base Rate Loan, and at least three Business Days' prior telex, telecopy or telephonic notice (promptly confirmed in writing) of a Eurodollar Loan to be made hereunder. Any such notice (a "NOTICE OF BORROWING") shall be irrevocable, be in the form of Exhibit 2.2 and shall specify (i) the aggregate principal amount of the requested Loans, (ii) the date of Borrowing (which shall be a Business Day), and (iii) whether such Loans shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto (provided, that no Eurodollar Loans may be requested or made when any Default or Event of Default has occurred and is continuing).

              (b) Promptly after receipt of the Notice of Borrowing, the Agent shall provide each Lender with a copy thereof and inform each Lender as to its Pro Rata Share of the Loans requested thereunder.

       Section 2.3 DISBURSEMENT OF FUNDS. (a) No later than 1:00 P.M., New York City time, on the date specified in the Notice of Borrowing, the Lender will make available the amount of its Advance requested to be made on such date, in U.S. dollars and immediately available funds, at the Agent's office. After the Agent's receipt of the proceeds of such Advance, the Agent will make available to the Borrower by depositing in the Borrower's account at the Agent's Office the aggregate of the amounts so made available in the type of funds actually received. After the end of the Borrowing Period, the balance, if any, of the Commitment of each Lender shall be reduced to zero.

              (b) Unless the Agent shall have been notified by any Lender prior to the date of the Borrowing that such Lender does not intend to make available to the Agent its Advance to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower, the Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) in the case of the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.4, for the respective Loans and (ii) in the case of such Lender, at the Federal Funds Rate until the day three (3) Business Days from such date and thereafter at the then applicable rate of interest, calculated in accordance with Section 2.4, for the respective Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Lender to the Agent as a result of such Lender's failure to fund its Loans hereunder.

       Section 2.4 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of the making of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the Alternate Base Rate in effect from time to time, such rate to change as and when the Alternate Base Rate changes, such interest to be computed (i) if calculated by reference to the Federal Funds Rate, on the basis of a 360-day year, and (ii) if calculated by reference to the Prime Rate, on the basis of a 365- or 366-day year, as applicable.

              (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making of such Eurodollar Loan until such Eurodollar Loan shall be paid in full at a rate per annum which shall be equal to the sum of the relevant Eurodollar Rate plus the Margin Percentage, such interest to be computed on the basis of a 360-day year.

              (c) In the event that, and for so long as, any Event of Default shall have occurred and be continuing or a Drawing (as defined in a Letter of Credit) shall have occurred under such Letter of Credit, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "DEFAULT RATE") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

              (d) Interest on each Loan shall accrue from and including the date of the Borrowing thereof to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

              (e) The Agent shall, upon determining the Eurodollar Rate for any Interest Period, promptly notify the Borrower and the Lenders thereof.

       Section 2.5 INTEREST PERIODS. (a) The Borrower shall, in the Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each, an "INTEREST PERIOD") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be either a one-month, two-month, three-month or six-month period, provided that:

                     (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of the making of such Eurodollar Loan (including the date of any conversion from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the date on which the next preceding Interest Period ends;

                     (ii) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period would otherwise end on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall end on the next preceding Business Day;

                     (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; and

                     (iv) no Interest Period shall extend beyond the Final Maturity Date.

              (b) If upon the last day of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the last day of such current Interest Period.

       Section 2.6 MINIMUM AMOUNT OF EURODOLLAR LOANS. All borrowings, conversions, continuations, payments, prepayments and selection of Interest Periods hereunder shall be made or selected so that, after giving effect thereto, (i) the aggregate principal amount of any Borrowing comprised of Eurodollar Loans shall not be less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof, and (ii) there shall be no more than six Borrowings comprised of Eurodollar Loans outstanding at any time.

       Section 2.7 CONVERSION OR CONTINUATION. (a) Subject to the other provisions hereof, the Borrower shall have the option (i) to convert at any time all or any part of outstanding Base Rate Loans which comprise part of the same Borrowing to Eurodollar Loans, (ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing to Base Rate Loans, on the last day of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Borrowing as Eurodollar Loans for an additional Interest Period, on the last day of the Interest Period applicable thereto, PROVIDED that no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Event of Default has occurred and is continuing.

              (b)    In order to elect to convert or continue a Loan under this
Section 2.7, the Borrower shall deliver an irrevocable notice thereof (a "NOTICE OF CONVERSION OR CONTINUATION") to the Agent no later than 12:00 noon, New York City time, (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan and (ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Notice of Conversion or Continuation shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount of the Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this
Section 2.7, the Agent shall provide each Lender with a copy thereof.

       Section 2.8 VOLUNTARY REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Agent (which notice the Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to permanently reduce each Lender's Pro Rata Share of all or part of the unused Total Commitment, provided that any such partial reduction shall be in the minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof.

       Section 2.9 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing), which notice shall be irrevocable, of its intent to prepay the Loans at least three Business Days prior to a prepayment of Eurodollar Loans and at least one Business Day prior to a prepayment of Base Rate Loans, which notice shall specify the amount of such prepayment and what Types of Loans are to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing(s) pursuant to which such Eurodollar Loan was made, and which notice the Agent shall promptly transmit to each of the Lenders and (b) each prepayment shall be in an aggregate principal amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the day of payment. Notwithstanding anything to the contrary set forth herein, Term Loans, once repaid, may not be reborrowed.

       Section 2.10    [This Section deliberately left blank]

       Section 2.11  [This Section deliberately left blank]

       Section 2.12 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement the Notes shall be made to the Agent for the account of the Lenders entitled thereto not later than 12:00 noon, New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's office, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Lender in like funds its Pro Rata Share of payments so received.

              (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

              (c) All payments made by the Borrower hereunder and under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

       Section 2.13 FEES. (a) The Borrower agrees to pay to the Agent on each anniversary of the Agreement Date an administrative fee and other fees described in the letter agreement dated October 17, 1997 between the Borrower and the Agent, which fees shall be non-refundable.

              (b) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee, computed at the per annum rate of 0.15%, in each case on the basis of a 360-day year for the actual number of days elapsed, payable on the average daily unused portion of the Commitment of such Lender, from and including the day next succeeding the Agreement Date to the date of the Advances hereunder, payable on the date of such Advances.

       Section 2.14 INTEREST RATE UNASCERTAINABLE, INCREASED COSTS, ILLEGALITY. (a) In the event that the Agent, in the case of clause (i) below, or any Lender, in the case of clauses (ii) and (iii) below, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

              (i) on any date for determining the Eurodollar Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

              (ii) at any time, that the relevant Eurodollar Rate applicable to any of its Eurodollar Loans shall not represent the effective pricing to such Lender for funding or maintaining a Eurodollar Loan, or such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in respect of any Eurodollar Loan (other than by reason of a tax, or an increased tax, on the net income of such Lender), in any such case because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, guideline or order or any interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order (such as for example but not limited to a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate), whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and/or (y) other circumstances affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

              (iii) at any time, that the making or continuance by it of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law or governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, the Agent or such Lender shall, promptly after making such determination, give notice (by telephone promptly confirmed in writing) to the Borrower and (if applicable) the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, the Borrower's right to request Eurodollar Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to any Borrowing of Eurodollar Loans which has not yet been made shall be deemed cancelled and rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's delivery of written demand therefor to the Borrower with a copy to the Agent, such additional amounts (in the form of an increased rate of interest, or a different method of calculating interest, or otherwise, as such Lender in its sole discretion exercised in a professional manner shall determine) as shall be required to compensate such Lender for such increased costs or reduction in amounts received or receivable hereunder and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in clause (b) below as promptly as possible and, in any event, within the time period required by law. The written demand provided for in clause (y) shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

              (b) In the case of any Eurodollar Loan or requested Eurodollar Loan affected by the circumstances described in clause (a)(ii) above, the Borrower may, and in the case of any Eurodollar Loan affected by the circumstances described in clause (a)(iii) above the Borrower shall, either (i) if any such Eurodollar Loan has not yet been made but is then the subject of a Notice of Borrowing or a Notice of Conversion or Continuation, be deemed to be a request for a Base Rate Loan with respect to the affected Lender, or (ii) if any such Eurodollar Loan is then outstanding, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan at the end of the applicable Interest Period or such earlier time as may be required by law, in each case by giving the Agent notice (by telephone promptly confirmed in writing) thereof on the Business Day that the Borrower was notified by the Lender pursuant to clause
(a) above; PROVIDED, HOWEVER, that all Lenders whose Eurodollar Loans are affected by the circumstances described in clause (a) above shall be treated in the same manner under this clause (b).

              (c) In the event that the Agent determines at any time following its giving of notice based on the conditions described in clause
(a)(i) above that none of such conditions exist, the Agent shall promptly give notice thereof to the Borrower and the Lenders, whereupon the Borrower's right to request Eurodollar Loans from the Lenders and the Lenders' obligation to make Eurodollar Loans shall be restored.

              (d) In the event that a Lender determines at any time following its giving of a notice based on the conditions described in clause (a)(iii) above that none of such conditions exist, such Lender shall promptly give notice thereof to the Borrower and the Agent, whereupon the Borrower's right to request Eurodollar Loans from such Lender and such Lender's obligation to make Eurodollar Loans shall be restored.

       Section 2.15 FUNDING LOSSES. The Borrower shall compensate each Lender, upon such Lender's delivery of a written demand therefor to the Borrower, with a copy to the Agent (which demand shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by such Lender in connection with the liquidation or reemployment of deposits or funds required by it to make or carry its Eurodollar Loans) that such Lender sustains or may sustain: (i) if for any reason (other than a default by such Lender) a Borrowing of, or conversion from or into, or a continuation of, Eurodollar
Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not rescinded, cancelled or withdrawn or deemed rescinded, cancelled or withdrawn, pursuant to Section 2.14(a) or 2.14(b) or otherwise), (ii) if any repayment (including, without limitation, payment after acceleration) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable thereto, (iii)if any prepayment of any of its Eurodollar
Loans is not made on any date specified in a notice of prepayment given by the Borrower, or (iv) as a consequence of any default by the Borrower in repaying its Eurodollar Loans or any other amounts owing hereunder in respect of its Eurodollar Loans when required by the terms of this Agreement. Calculation of all amounts payable to a Lender under this Section 2.15 shall be made on the assumption that such Lender has funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan with a maturity equivalent to the Interest Period applicable to such Eurodollar
Loan, and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United
States of America, provided that each Lender may fund its urodollar Loans in any manner that it in its sole discretion chooses and the foregoing assumption shall only be made in order to calculate amounts payable under this Section 2.15. Such compensation may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest
(as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

       Section 2.16 INCREASED CAPITAL. If any Lender shall have determined that compliance with any applicable law, rule, regulation, guideline, request or directive (whether or not having the force of law) of any governmental authority, central bank or comparable agency (other than by reason of a tax or an increased tax, on the net income of such Lender), has or would have the effect of reducing the rate of return on the capital or assets of such Lender, or any Person Controlling such Lender, as a consequence of its commitments or obligations hereunder, then from time to time, upon such Lender's delivering a written demand therefor to the Agent and the Borrower, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

       Section 2.17 TAXES. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Domestic Lending office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein or by reason of such Lender's failure to comply with Section 2.17(b) hereof (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called
"TAXES"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender a certified copy of an original official receipt received by the Borrower showing payment thereof or other evidence thereof reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations.

              (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (including each Purchasing Lender that becomes a party to this Agreement pursuant to Section 10.4(c)) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States Federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, unless there has been a change in law (including, without limitation, any change in treaty, statute, regulation or official interpretation) prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States Federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

       Section 2.18 CHANGE OF OFFICE, ETC. Any of the Agent or any Lender claiming any additional amounts payable pursuant to Sections 2.14(a)(iii) or
2.17 shall use reasonable efforts (consistent with legal and regulatory restrictions) (including reasonable efforts to change the jurisdiction of its applicable lending office) to avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue, provided that such efforts would not, in the sole determination of such Lender or the Agent, as the case may be, be otherwise disadvantageous to such Lender or the Agent.

       Section 2.19 USE OF PROCEEDS. The proceeds of the Loans shall be used solely by the Borrower to finance the repurchase of up to $75,000,000 aggregate principal amount of the Borrower's Subordinated Notes, including payment of consent and other fees and related expenses.

SECTION 3     LETTERS OF CREDIT.

       Section 3.1 DRAWING UNDER LETTERS OF CREDIT. Upon occurrence of a Drawing Event, the Agent may, and upon the instruction of the Required Lenders shall, draw under the Letters of Credit. Such drawings shall be made under each Letter of Credit PRO RATA on the basis of the relative undrawn amounts thereof. The Agent shall promptly notify each Lender of a drawing under the Letters of Credit.

       Section 3.2 CASH COLLATERAL. Drawings under the Letters of Credit that are on account of Recoverable Amounts shall be deposited by the Agent in the Collateral Account to be held in accordance with the Collateral Account Agreements.

       Section 3.3 INSTRUMENTS OF ASSIGNMENT. Each Lender hereby authorizes the Agent to execute and deliver, in its name and on its behalf, an Instrument of Assignment and to execute and deliver Collateral Account Agreements.

       Section 3.4 REPLACEMENT OF LETTERS OF CREDIT. Upon the request of the Borrower, the Agent shall accept (a) at any time following 120 days after any prepayment of the Loans, one or more replacement or amended Letters of Credit with an aggregate drawable amount reasonably acceptable to the Agent but in any event no less than the outstanding principal amount of the Loan, together with interest accruing for a six-month period computed on the basis used for the Letters of Credit issued on the Agreement Date and (b) any replacement Letter of Credit with an aggregate drawable amount equal to the original Letter of Credit that is being replaced by such replacement Letter of Credit, PROVIDED that, in each case, such replacement Letter of Credit is issued by a Person acceptable at the time of issuance to all Lenders. The Agent agrees that, upon receipt of a replacement Letter of Credit in accordance herewith, it will promptly surrender the original Letter of Credit that is being replaced.

SECTION 4     CONDITIONS PRECEDENT.

       Section 4.1 CONDITIONS PRECEDENT TO INITIAL ADVANCES. The obligation of each Lender to make its initial Advance is subject to the determination of each Lender, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

              (a) the Agent shall have received each of the following, in form and substance and, in the case of the materials referred to in clauses (i) and (v), certified in a manner satisfactory to the Agent:

                     (i) a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the requested date for the making of such Advance, certifying (1) the names and true signatures of the incumbent offices of such Person authorized to sign the applicable Loan Documents, (2) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person, (3) that there have been no changes in the by-laws of such Person since March 27, 1996, except as otherwise set forth in such certificate, and, to the extent of any such changes, a copy thereof and (4) that there have been no changes in the certificate of incorporation of such Person since March 27, 1996, except as otherwise set forth in such certificate, and, to the extent of any such changes, a copy thereof certified by the Secretary of State of incorporation of such Loan Party;

                     (ii) a legal opinion, dated the requested date for the making of such Advance, from Weil, Gotshal & Manges LLP, special New York counsel to the Loan Parties;

                     (iii) a legal opinion, dated the requested date for the making of such Advance, from Mary McConnell, general counsel of the Borrower;

                     (iv) a legal opinion of counsel for the Agent, dated the requested date for the making of such Advance;

                     (v)    a copy of each Governmental Approval listed on
       Schedule 5.10;

                     (vi)   a duly executed Note for each Lender;

                     (vii)  a duly executed copy of the Guaranties;

                     (viii) a duly executed copy of the Security Documents;

                     (ix)   a duly executed copy of the BNY Intercreditor
       Agreement;

                     (x) such instruments and other documents as the Agent may request, the possession of which is necessary or appropriate in the Agent's determination to create or perfect a security interest in the Collateral under Applicable Law; and

                     (xi) evidence that fees payable on or prior to the requested date of such Advance, and all amounts payable pursuant to
       Section 10.1 for which invoices have been delivered to the Borrower on or prior to such date, have been paid in full or will be paid in full concurrently with the disbursement of the proceeds of the Advances to be made on such date.

              (b) Letters of Credit with total drawable amount of at least $63,135,000 shall have been duly issued and delivered to the Agent.

              (c) Subordinated Notes of at least $62,500,000 principal amount shall have been accepted for purchase by the Borrower and shall be repurchased with the proceeds of the Loans.

              (d) Schedule 4.1(d) shall list any present or contingent environmental liability or potential Environmental Claim to which either the Borrower or any of its Subsidiaries is subject to which could reasonably be expected to have a Material Adverse Effect of which the Lenders shall not have been notified pursuant to the BNY Senior Credit Agreement.

       Section 4.2 CONDITIONS TO EACH ADVANCE. The obligation of each Lender to make each Advance requested to be made by it, including its initial Advance, is subject to the determination of such Lender, in its sole and absolute discretion, that each of the following conditions has been fulfilled:

              (a) the Agent shall have received a Notice of Borrowing with respect to such Advance complying with the requirements of Section 2.2;

              (b) each representation and warranty made or deemed made under any Loan Document shall be true and correct at and as of the time such Advance is to be made, both with and without giving effect to such Advance and all other Advances to be made at such time and to the application of the proceeds thereof;

              (c) no Default shall have occurred and be continuing at the time such Advance is to be made or would result from the making of such Advance and all other Advances to be made at such time or from the application of the proceeds thereof;

              (d) such Lender shall have received such information as it may have requested pursuant to Section 6.1(o); and

              (e) such Advance will not contravene any Applicable Law applicable to such Lender.

       Except to the extent that the Borrower shall have disclosed in the notice of borrowing, or in a subsequent notice given to the Lenders prior to 5:00 p.m. on the Business Day before the requested date for the making of the requested Advances, that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of such Advances, the Borrower shall be deemed to have made a representation and warranty as of the time of the making of such Advances that the conditions specified in such clauses have been fulfilled as of such time. No such disclosure by the Borrower that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of the requested Advances shall affect the right of each Lender to not make the Advances requested to be made by it if, in such Lender's determination, such condition has not been fulfilled at such time.

       Section 4.3 METHOD OF DELIVERY. All of the Notes, if any, certificates, agreements, legal opinions and other documents and papers referred to in this Section 4, unless otherwise specified, shall be delivered to the Agent for the account of each of the Lenders and, except for the Notes, if any, in sufficient counterparts for each of the Lenders, and shall be satisfactory in form and substance to each Lender in its sole discretion.

SECTION 5     REPRESENTATIONS AND WARRANTIES.

       In order to induce the Lenders to enter into this Agreement and to make the Loan, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of Loan:

       Section 5.1 CORPORATE STATUS. Each Loan Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage and (iii) except where the failure to do so would not, in the aggregate, result in a Material Adverse Effect, has duly qualified and is authorized to do business and is in good standing as a foreign corporation in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

       Section 5.2 CORPORATE POWER AND AUTHORITY. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Transaction Documents. Each Loan Party has duly executed and delivered each of the Transaction Documents to which it is party, and each such Transaction Document constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

       Section 5.3 NO VIOLATION. Neither the execution, delivery or performance by any Loan Party of the Transaction Documents to which it is a party, nor compliance by it with the terms and provisions thereof nor the consummation of the Transactions, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality or (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Loan Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Loan Party is a party or by which it or any of its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate of incorporation or by-laws of any Loan Party.

       Section 5.4 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any of the Transactions or Transaction Documents or (ii) that could, individually or in the aggregate, result in a Material Adverse Effect.

       Section 5.5 FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC. The internally prepared financial statements of the Borrower and its Subsidiaries dated as of August 31, 1997 (the "INTERNAL FINANCIALS") delivered to the Agent and the Lenders in connection with this Agreement were prepared in accordance with GAAP consistently applied and fairly present the financial condition and the results of operations of the entities covered thereby on the dates and for the periods covered thereby and subject to normally recurring year-end adjustments. No Loan Party has any material liability (contingent or otherwise) other than those reflected on the Internal Financials or as set forth on
Schedule 5.5.

       Section 5.6 SOLVENCY. On the Agreement Date and after and giving effect to the Transactions, (x) the Borrower and (y) the Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

       Section 5.7   [This Section deliberately left blank]

       Section 5.8 MATERIAL ADVERSE CHANGE. Since the date of the most recent audited consolidated financial statements of the Borrower dated June 30, 1997, there has occurred no event, act or condition which has or could have resulted in a Material Adverse Effect.

       Section 5.9 USE OF PROCEEDS; MARGIN REGULATIONS. All proceeds of Loan will be used by the Borrower only in accordance with the provisions of Section
2.19. No part of the proceeds of the Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Federal Reserve Board.

       Section 5.10 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof (a "Governmental Approval"), is required to authorize, or is required in connection with (i) the execution, delivery and performance of any Transaction Document or the consummation of any of the Transactions or (ii) the legality, validity, binding effect or enforceability of any Transaction Document, except (x) those listed on Schedule 5.10 that have already been duly made or obtained and remain in full force and effect and (y) filings necessary to perfect the security interests granted or to be granted by the Security Documents.

       Section 5.11 SECURITY INTERESTS AND LIENS. The Security Documents create, or, in the case of the Mortgages and the Assignments of Rents and Leases, will create, as security for the

Secured Obligations, valid and enforceable security interests in and Liens on all of the Collateral, and subject to no other Liens other than Liens permitted pursuant to Section 7.2(a), (b), (c), (d) or (e).

       Section 5.12 TAX RETURNS AND PAYMENTS. Each Loan Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it which have become due other than those not yet delinquent or those that are adequately reserved against in accordance with GAAP which are being diligently contested in good faith by appropriate proceedings.

       Section 5.13  [This Section deliberately left blank]

       Section 5.14 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is (x) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other Federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

       Section 5.15 REPRESENTATIONS AND WARRANTIES IN TRANSACTION DOCUMENTS. All representations and warranties made by any Loan Party in the Transaction Documents (other than the Loan Documents) are true and correct in all material respects. None of such representations and warranties are inconsistent in any material respect with the representations and warranties of any Loan Party made herein or in any other Loan Document.

       Section 5.16 TRUE AND COMPLETE DISCLOSURE; FINANCIAL STATEMENTS. All factual information (taken as a whole) furnished by or on behalf of any Loan Party in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any of the Transactions is true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time. All of the financial statements of the Borrower and its Subsidiaries furnished by or on behalf of any Loan Party to the Agent or any Lender for purposes of or in connection with the Transactions were prepared in accordance with GAAP and fairly present the financial condition and results of operations of the appropriate Loan Parties at the dates and for the periods respectively covered thereby. As of the Agreement Date, there are no facts, events or conditions known to the Borrower which, individually or in the aggregate, have or could be expected to have a Material Adverse Effect.

       Section 5.17 CORPORATE STRUCTURE; CAPITALIZATION. Schedule 5.17 hereto sets forth the number of authorized and issued shares of capital stock of the Borrower and each of its Subsidiaries, the par value thereof and the registered owner(s) thereof. All of such stock has been duly and validly issued and is fully paid and non-assessable. Neither any Loan Party nor any such Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock nor does any Loan Party or any such Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

       Section 5.18  [This Section deliberately left blank.]

       Section 5.19  [This Section deliberately left blank.]

       Section 5.20 PATENTS, TRADEMARKS, ETC. Each of the Loan Parties has obtained and holds in full force and effect, free from burdensome restrictions, all patents, trademarks, servicemarks, trade names, copyrights and other such rights, in each case which are necessary for the operation of its business as presently conducted. No product, process, method, substance, part or other material presently manufactured by any Loan Party in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, which infringement could result in a Material Adverse Effect. There is not pending or overtly threatened any claim or litigation against or affecting any Loan Party contesting its right to sell or use any such product, process, method, substance, part or other material.

       Section 5.21 OWNERSHIP OF PROPERTY. (a) Schedule 5.21(a)(i) sets forth all the real property owned or leased by the Loan Parties and used or held for use in connection with the business of the Loan Parties and identifies the street address (or a legal description of such property), the current owner (and current record owner, if different) and whether such property is leased or owned. The Loan Parties have good and marketable fee simple title to or valid and subsisting leasehold interests in all of such real property free and clear of all liens, claims, encumbrances, restrictions, rights of way, easements, encroachments and charges or adverse claims or interests of any nature other than Liens permitted by Section 7.2, and good and valid title to all of their personal property other than such immaterial real property set forth on Schedule 5.21(a)(ii) subject to no Lien of any kind except Liens permitted hereby. The Loan Parties enjoy peaceful and undisturbed possession under all of their respective leases.

              (b) Except as set forth on Schedule 5.21(b), all buildings, structures, heating and air conditioning equipment, plumbing, electrical and other mechanical systems and equipment and the roofs, walls and other structural components included in the Properties are in good operating condition and repair (normal wear and tear excepted), do not require any material repairs and are adequate for the uses for which they are currently utilized and comply in all material respects with all applicable laws, building, fire, health and safety codes, ordinances and zoning rules and zoning ordinances. There are no pending or, to the Loan Parties' knowledge, threatened material suits, actions or proceedings, including, without limitation, condemnation or eminent domain proceedings, affecting the Mortgaged Property or any part thereof.

              (c) Except as otherwise disclosed to the Agent, to the best knowledge of the Borrower, based on the Flood Hazard Certificates prepared by the Central Flood Hazard Agency, none of the Properties are located in a flood hazard area as defined by the Federal Insurance Administration.

              (d) Except as disclosed in the surveys or title insurance policies delivered to the lenders under the BNY Senior Credit Agreement, all Improvements comprising a portion of any Property lie wholly within the boundary and building restriction lines of such Property and no improvements on adjoining properties encroach upon any Property.

       Section 5.22 NO DEFAULT. No Loan Party is in default under or with respect to any Transaction Document or any other agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect which could result in a Material Adverse Effect. No Default or Event of Default exists.

       Section 5.23 LICENSES, ETC. The Loan Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

       Section 5.24 COMPLIANCE WITH LAW. Each Loan Party is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees other than such non-compliance which, individually or in the aggregate, could not have a Material Adverse Effect.

       Section 5.25 NO BURDENSOME RESTRICTIONS. No Loan Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

       Section 5.26  [This Section deliberately left blank].

       Section 5.27 LABOR MATTERS. There is no presently existing dispute or controversy between the Borrower or any of its Subsidiaries and any of their respective employees which has had or is likely to have, and the Borrower has no reason to believe that the relationship of the Borrower and its Subsidiaries with their unions or employees is likely to have, a Material Adverse Effect.
The Borrower and each of its Subsidiaries are in compliance in all material respect with all federal and state laws with respect to non-discrimination in employment and the payment of wages.

SECTION 6     AFFIRMATIVE COVENANTS.

       The Borrower covenants and agrees that on and after the Agreement Date and until the Total Commitment has terminated and the Obligations are paid in full:

       Section 6.1 INFORMATION COVENANTS. The Borrower will furnish to the Agent and each Lender:

              (a) ANNUAL FINANCIAL STATEMENTS. Within 120 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated cash flow and retained earnings for such fiscal year setting forth comparative figures for the preceding fiscal year disclosing all loss contingencies of a type requiring disclosure under standards promulgated by FASB and, with respect to such consolidated financial statements, audited by Arthur Andersen & Co. or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, and accompanied by an opinion of such accountants
(which shall not be qualified) to the effect that such consolidated financial statements fairly present the financial condition and result of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

              (b) QUARTERLY FINANCIAL STATEMENTS. Within 60 days after the close of each quarterly accounting period in each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of income and consolidated cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period disclosing all material changes in loss contingencies of a type requiring disclosure under standards promulgated by FASB, in each case setting forth comparative figures for the related periods in the prior fiscal year and accompanied by a certificate of the chief financial officer of the Borrower which certifies that such consolidated financial statements fairly present the financial condition and result of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end adjustments.

              (c)    [This Section deliberately left blank].

              (d) MANAGEMENT LETTERS. Promptly after the Borrower's receipt thereof, a copy of any "management letter" or other material report received by the Borrower from its certified public accountants.

              (e) FINANCIAL PROJECTIONS. Within 90 days after the first day of each fiscal year of the Borrower, commencing with the fiscal year beginning July 1, 1998, a financial forecast of results of operations and sources and uses of cash (in the form of the projections provided to the Agent and the Lenders in connection with this Agreement) prepared by the Borrower for the period extending through the quarterly period ending with June 30, 2001, accompanied by a written statement of the assumptions used in connection therewith, together with a certificate of the chief financial officer of the Borrower to the effect that such budget and financial forecast and assumptions, taken as a whole, are reasonable and represent the Borrower's good faith estimate of its future financial requirements and performance. The financial statements required to be delivered pursuant to clauses (a), (b) and (c) above shall be accompanied by a comparison of the actual financial results set forth in such financial statements to those contained in the forecasts delivered pursuant to this clause
(e) together, upon request of the Agent or any Lender, with an explanation of any material variations from the results anticipated in such forecasts.

              (f) CERTIFICATES. At the time of the delivery of the financial statements under clauses (a) and (b) above, a certificate of the accounting firm or the chief financial officer of the Borrower which opines or certifies with respect to such financial statements that after due investigation and reasonable inquiry, no Default or Event of Default has occurred during the period commencing at the beginning of the accounting period covered by the financial statements accompanied by such certificate and ending on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof.

              (g) NOTICE OF DEFAULT OR LITIGATION. Promptly and in any event within ten (10) Business Days after any Loan Party obtains knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, (ii) any litigation or governmental proceeding pending or threatened against the Borrower or any or its Subsidiaries which could result in a Material Adverse Effect and
(iii) any other event, act or condition which could result in a Material Adverse Effect.

              (h)    [This Section deliberately left blank].

              (i) SEC FILINGS. Promptly upon transmission thereof, copies of all regular and periodic financial information, proxy materials and other information and reports, if any, which any Loan Party shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor or which any Loan Party shall send to its stockholders.

              (j)    [This Section deliberately left blank]

              (k) REFINANCINGS. No later than ten (10) Business Days prior to any extension, refinancing or refunding of Indebtedness pursuant to Section 7.1(b), shall deliver to the Agent copies of the documentation relating to such extension, refinancing or refunding together with such other information related thereto as the Agent may reasonably request.

                     (l) CHARTER DOCUMENTS. No later than ten (10) Business Days prior to any change therein, the proposed changes to the certificate of incorporation or the by-laws of the Borrower or any of its Subsidiaries.

              (m) NOTICE OF DISSOLUTION. Promptly upon any dissolution of a Designated Subsidiary, notice thereof.

              (n)    [This Section deliberately left blank.]

              (o) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) as the Agent or any Lender may reasonably request.

       Section 6.2 BOOKS, RECORDS AND INSPECTIONS. The Borrower shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of record and account of the Borrower or any of its Subsidiaries, and discuss the affairs, finances and accounts of the Borrower or any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable notice to the Borrower and at such reasonable times as the Agent or such Lender may desire.

       Section 6.3 MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain with financially sound and reputable insurance companies insurance on itself and its properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Original Effective Date (as defined in the BNY Senior Credit Agreement) and (b) furnish to the Agent and each Lender from time to time, upon written request, the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Agent or such Lender may request.

       Section 6.4 TAXES. (a) The Borrower shall pay or cause to be paid, and shall cause each of its Subsidiaries to pay or cause to be paid, prior to becoming past due, all taxes, charges and assessments and all other lawful claims required to be paid by the Borrower or such Subsidiaries, except as contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves have been

              (b) Except to the extent required by applicable law, the Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated, combined or unitary tax return with any Person (other than the Borrower and/or its Subsidiaries).

       Section 6.5 CORPORATE FRANCHISES. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals other than those which (a) the board of directors of the Borrower has determined that the preservation thereof is no longer desirable in the conduct of the Borrower and its Subsidiaries taken as a whole and (b) individually or in the aggregate, could not have a Material Adverse Effect.

       Section 6.6 COMPLIANCE WITH LAW. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, statutes, regulations, decrees and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their business and the ownership of their property, including, without limitation, all Environmental Laws, other than those which, individually or in the aggregate, could not have a Material Adverse Effect.

       Section 6.7 PERFORMANCE OF OBLIGATIONS. The Borrower shall, and shall cause each of its Subsidiaries to, perform all of its obligations in all material respects under the terms of each mortgage, indenture, security agreement, debt instrument, lease, undertaking and contract by which it or any of its properties is bound or to which it is a party except where such non-performance could not have a Material Adverse Effect and shall perform all of its obligations to make payment when due of all amounts payable pursuant to the Subordinated Debt Financing Documents to the extent permitted by the subordination terms thereof.

       Section 6.8 MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Subsidiaries to, ensure that its properties used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and make all repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonable necessary for the proper conduct of the Borrower and its subsidiaries taken as a whole.

       Section 6.9 LICENSES, PERMITS, ETC. The Borrower shall obtain and maintain in full force and effect, or cause each of its Subsidiaries on behalf of the Borrower and its Subsidiaries to obtain and maintain in full force and effect, all licenses, permits, governmental approvals, franchises, authorizations or other rights necessary for the operation of its respective business; and notify the Agent in writing, promptly after any Loan Party learns thereof, of the suspension, cancellation, revocation or discontinuance of or any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such license, permit, governmental approval, franchise authorization or right.

       Section 6.10 ENVIRONMENTAL REPORTS. Upon the reasonable written request by the Agent, the Borrower shall promptly submit to the Agent and the Lenders a report providing an update of the status of each environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.1(j) above and any other environmental, health and safety compliance obligation, remedial obligation or liability that could have a Material Adverse Effect.

       Section 6.11 APPRAISALS. Within ninety (90) days after a request by the Agent, the Borrower shall deliver to the Agent appraisals of the Mortgaged Property in the event that the Agent determines such appraisals are required by applicable law (including, without limitation, the regulations promulgated under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended), which appraisals shall be in form and substance satisfactory to the Agent, and conducted by appraisers selected or approved by the Agent.

       Section 6.12 ADDITIONAL GUARANTORS. If (i) any Person becomes a Subsidiary of the Borrower after the Agreement Date, (ii) the Borrower or any Subsidiary of the Borrower that is a Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) which in the aggregate have a value equal to or greater than the lesser of $1,000,000 and 5% of the Borrower's total assets determined on a consolidated basis as of the time of transfer to any Subsidiary or Subsidiaries of the Borrower that is not a Guarantor or are not Guarantors (other than AMF Insurance Company of Bermuda Ltd.), or (iii) any Subsidiary (other than AMF Insurance Company of Bermuda Ltd.) of the Borrower which is not a Guarantor has a value equal to or greater than the lesser of $1,000,000 and 5% of the Borrower's total assets determined on a consolidated basis as of the time of determination, the Borrower shall cause such Subsidiary or Subsidiaries to execute and deliver to the Agent an agreement to become a Guarantor in the form of Annex B to the Guaranty and such other documents, including Security Documents, as the Agent shall require.

       Section 6.13 AMF INSURANCE COMPANY OF BERMUDA LTD. As of March 31, 1997, the principal asset of AMF Insurance Company of Bermuda Ltd. is a promissory note from Minstar, Inc. in the amount of $3,000,000. The Borrower shall cause that neither it nor any of its Subsidiaries make any other loan, advance, investment or payment of any kind whatsoever to, nor incur or permit to exist any other obligation, contingent or otherwise, to or on behalf of, AMF Insurance Company of Bermuda Ltd., other than (i) payments on such promissory note to meet insurance claims payable by AMF Insurance Company of Bermuda Ltd. as they are due, (ii) additional payments with respect to the operating expenses of AMF Insurance Company of Bermuda Ltd. in an aggregate yearly amount not to exceed $100,000 and (iii) reimbursement of fees paid by AMF Insurance Company of Bermuda Ltd. with respect to letters of credit with an aggregate face amount outstanding at any time not to exceed $3,285,000.

       Section 6.14 COVENANT TO GIVE SECURITY. The Borrower shall deliver to the Agent within sixty (60) days following the date hereof, at the expense of Borrower, (a) duly executed mortgages and deeds of trust encumbering the Mortgaged Property and an Assignment of Rents and Leases in form and substance satisfactory to the Agent, securing payment of all the Obligations of the Borrower and the Guarantors under the Loan Documents and constituting Liens on all such properties, and (b)(i) the Borrower's written instructions to Chicago Title Insurance Company (or other title insurance company satisfactory to the Agent and the Lenders) authorizing the recordation of such mortgages and deeds of trust and Assignment of Rents and Leases in the appropriate real estate records of the applicable jurisdiction in which each and every Mortgaged Property is located and (ii) evidence (including, without limitation, payment instructions given by the Borrower) that all mortgage or intangible taxes or recording charges required to be paid in connection with the execution, delivery or recording of the mortgages and deeds of trust and Assignment of Rents and Leases. The Borrower shall, and shall cause each of its Subsidiaries to, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary or advisable in the opinion of the Agent to vest in the Agent (or in any representative of the Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgagee or deeds of trust and Assignment of Rents and Leases, as applicable, delivered pursuant to Section 6.14, enforceable against all third parties in accordance with their terms.

       Section 6.15 COVENANT TO PROVIDE CERTIFICATE OF INSURANCE. The Borrower shall deliver to the Agent within ten (10) days following the date hereof, at the expense of the Borrower, a certificate of insurance demonstrating insurance coverage in respect of each of the Loan Parties of types, in amounts, with insurers and with other terms satisfactory to the Lenders, which certificate shall indicate that the Agent and the Lenders are named additional insured as their interests may appear and shall contain a lenders loss payee endorsement in favor of the Agent in form and substance satisfactory to the Agent.

       Section 6.16 COVENANT TO PROVIDE FINANCING STATEMENTS. The Borrower shall deliver to the Agent within six (6) days following the date hereof such duly executed UCC-1 financing statements and other documents as the Agent may request, the filing or recordation of which is necessary or appropriate in the Agent's determination to create or perfect a security interest in the Collateral under applicable law.

       Section 6.17 COVENANT TO PROVIDE SUBORDINATION AGREEMENTS. The Borrower shall deliver to the Agent within forty-five (45) days following the date hereof duly executed copies of the Subordination Agreements.

SECTION 7     NEGATIVE COVENANTS.

       The Borrower covenants and agrees that on and after the Agreement Date until the earlier of (a) the termination of the Total Commitment and the payment in full of the Obligations and (b) (i) with respect to any Lender (other than First Bank), the delivery of the Instrument of Assignment to the Issuing Banks, and (ii) with respect to First Bank, if at such time First Bank is an Issuing Bank and a lender under the BNY Senior Credit Agreement with a Commitment (as defined therein) in excess of $10,000,000 (or, if the Commitments shall have been terminated, with Loans outstanding thereunder in a like principal amount), the delivery of an instrument of transfer, as referred to in Section 10.4(c)(ii), by First Bank to the Person for whose account the Letter of Credit was issued by First Bank:

       Section 7.1 INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

              (a) Indebtedness hereunder and under the other Loan Documents and under the BNY Senior Credit Agreement and the Guaranties (as defined in the BNY Senior Credit Agreement);

              (b) Indebtedness outstanding on the Agreement Date and set forth on Schedule 7.1 hereto and any extension, refinancing or refunding thereof; PROVIDED that (i) the principal amount of the Indebtedness so extended, refinanced or refunded shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refinancing or refunding, (ii) the final maturity of the Indebtedness so extended, refinanced or refunded shall not be changed to an earlier date, (iii) the amortization schedule shall not be changed in a manner which results in a shorter average life to maturity, and
(iv) the terms (financial and otherwise) of such extension, refinancing or refunding shall not be less favorable to the Borrower or its Subsidiary, as the case may be;

              (c) Indebtedness incurred pursuant to the Subordinated Debt Financing Documents;

              (d)  [Intentionally Omitted];

              (e)  Contingent Obligations not otherwise prohibited hereunder;

              (f) Indebtedness with respect to Capital Leases and other purchase money Indebtedness, in each case incurred to finance Capital Expenditures, not in excess of $30,000,000 in the aggregate at any one time outstanding, PROVIDED that any such Indebtedness shall not exceed the lesser of the purchase price or the initial fair market value of the asset so financed;

              (g) in the case of the Borrower, Indebtedness to any of the Restricted Subsidiaries and, in the case of any Subsidiary (other than AMF Insurance Company of Bermuda Ltd.), Indebtedness to the Borrower or any of the Restricted Subsidiaries (but only so long as such indebtedness is held by the Borrower or a Restricted Subsidiary);

              (h) Indebtedness of the Borrower in respect of Hedging Agreements entered into with one or more Lenders (as defined in the BNY Senior Credit Agreement) on terms and conditions satisfactory to the Agent; and

              (i) Indebtedness of Minstar, Inc. to AMF Insurance Company of Bermuda, Ltd., described in Section 6.13.

       Section 7.2 LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any of its property now owned or hereafter acquired, other than:

              (a)    Liens existing on the Agreement Date and set forth on
Schedule 7.2 hereto ("Permitted Liens");

              (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP;

              (c) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law (other than any Lien imposed by ERISA or an Environmental Lien) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate bonds have been posted;

              (d) Liens (other than any Lien imposed by ERISA or an Environmental Lien) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

              (e) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances of record listed in Schedule B II of the title insurance policies issued by the Title Company to the Agent in connection with the Original Agreement (as defined in the BNY Senior Credit Agreement) and other such charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and which do not detract materially from the value of the property to which they attach or impair materially the use thereof by the Borrower or any of its Subsidiaries or materially adversely affect the security interests of the Agent or the Lenders therein;

              (f) Liens granted to the Agent for the benefit of the Lenders pursuant to the Security Documents securing the Obligations and Liens securing the BNY Senior Credit Agreement and the Guaranties (as defined in the BNY Senior Credit Agreement);

              (g) Liens created pursuant to Capital Leases and to secure other purchase-money Indebtedness permitted pursuant to Section 7.1(f), PROVIDED that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease or other purchase-money Indebtedness and attach within sixty (60) days of the construction or acquisition of such property or asset; and

              (h) Liens securing progress payments made by customers of the Hatteras Yacht division (i) for yachts of at least 50 feet in length with a price of no less than $500,000, (ii) so long as the amount of the progress payments at all times exceeds or is approximately comparable to the cost of time and materials then completed on such yacht, and (iii) such Lien is solely on the yacht for which such progress payments were made and does not extend to any other asset or property of any Loan Party.

       Section 7.3 RESTRICTION ON FUNDAMENTAL CHANGES. (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, in a single transaction or through a series of related transactions, enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired, except (i) dispositions of assets or property not otherwise expressly prohibited hereunder, including any dispositions permitted under the BNY Senior Credit Agreement and (ii) any direct or indirect wholly-owned Subsidiary of the Borrower may merge into or convey, sell, lease or transfer all or substantially all of its assets to, the Borrower or any other direct or indirect wholly-owned Subsidiary of the Borrower in a transaction in which no Person other than the Borrower or its direct or indirect wholly-owned Subsidiaries receives any consideration, PROVIDED that immediately following such transaction, the Agent shall have a perfected security interest in all of the assets and properties which were Collateral prior to such transaction, and such security interest in such Collateral (other than the stock of a corporation which was not a survivor of a merger) shall be of the same priority (subject to the BNY Intercreditor Agreement) as existed prior to such transaction, and the survivor of such transaction shall execute and deliver any Security Documents requested by the Agent, and (ii) pursuant to any Permitted Organizational Changes, PROVIDED that
(x) no Permitted Organizational Change shall take place during the continuance of a Default or an Event of Default, and (y) prior to the occurrence of any Permitted Organizational Change, the Borrower shall deliver to the Agent an officer's certificate in the form of Exhibit 7.3(a).

              (b) Except as set forth in Section 7.7, the Borrower shall not, and shall not permit any of its Subsidiaries to, (i) acquire by purchase or otherwise any property or assets of, or stock or other evidence of beneficial ownership of, any Person, except purchases of inventory, equipment, materials and supplies in the ordinary course of the Borrower's or such Subsidiary's business, (ii) during the continuance of any Default or Event of Default, create any Subsidiary, or
(iii) enter into any partnership or joint venture, except in the case of
(iii), as permitted by the BNY Senior Credit Agreement.

              (c) Borrower shall not, and shall not permit any of its Subsidiaries to, amend its certificate of incorporation or by-laws, PROVIDED that so long as no Default or Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may make changes to their respective certificates of incorporation and bylaws other than those changes which, individually or in the aggregate, could have a Material Adverse Effect.

       Section 7.4   [This Section deliberately left blank.]

       Section 7.5   [This Section deliberately left blank.]

       Section 7.6 DIVIDENDS. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock), or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued with respect to its capital stock), or set aside any funds for any of the foregoing purposes (all the foregoing "DIVIDENDS"), except that Dividends may be made to the Borrower or any of its Subsidiaries by any of its wholly-owned Subsidiaries.

       Section 7.7 ADVANCES AND INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, lend money or credit or make advances to, any Person, or directly or indirectly purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except that the following shall be permitted:

              (a) accounts receivable owned by the Borrower and its Subsidiaries, if created in the ordinary course of the business of the Borrower and its Subsidiaries and payable or dischargeable in accordance with customary trade terms;

              (b) loans and advances to the Borrower by any of its Subsidiaries and capital contributions by the Borrower or any Subsidiary to any Restricted Subsidiary;

              (c) investments existing as of the Agreement Date and set forth on Schedule 7.7 hereto;

              (d) investments pursuant to any Permitted Organizational Changes, PROVIDED that (x) no Permitted Organizational Change shall take place during the continuance of a Default or an Event of Default, and (y) prior to the occurrence of any Permitted Organizational Change, the Borrower shall deliver to the Agent an officer's certificate in the form of Exhibit 7.3(a);

              (e)    Contingent Obligations not otherwise prohibited hereunder;

              (f) promissory notes received in connection with sales of assets of the Borrower or its Subsidiaries sold, PROVIDED that such promissory notes are secured with the assets so sold;

              (g)    [Intentionally omitted];

              (h) up to an aggregate investment of $10,000,000 in connection with minority interests in foreign companies, joint ventures or partnerships on terms acceptable to the Agent and the Required Lenders;

              (i)    [Intentionally omitted];

              (j) loans to directors and employees of the Borrower or its Subsidiaries in an aggregate amount outstanding at any time not to exceed $2,000,000;

              (k) the Borrower and its Subsidiaries may acquire and hold Cash Equivalents;

              (l) recourse on account of a Dealer Account Transaction to the Borrower or any of its Subsidiaries;

              (m)    [Intentionally omitted]; and

              (n) the Recourse Obligations of the Borrower and its Subsidiaries in connection with the Floor Plan Financing pursuant to the terms of a Repurchase Agreement, provided that the Recourse Obligations shall not exceed an aggregate amount of $15,000,000 for any annual period of July 1 through June 30, of which an aggregate amount not to exceed $10,000,000 during each such annual period may constitute obligations on the part of the Borrower and its Subsidiaries to repurchase goods which were financed by the financial institution providing such financing pursuant to the Floor Plan Financing and an aggregate amount not to exceed $5,000,000 during each such annual period may constitute indemnity payments by the Borrower and its Subsidiaries relating to losses incurred by such financial institution resulting from such financial institution's financing or refinancing of goods to dealers.

       Section 7.8 TRANSACTIONS WITH AFFILIATES. Borrower shall not, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of its Affiliates, except on an arm's-length basis and, except for sales of Inventory in the ordinary course of business, (x)(i) in the case of any such transactions in which the aggregate rental value, remuneration or other consideration (including the value of a loan) together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $500,000, the board of directors and the independent directors of the Borrower that are disinterested, each have (by a majority vote) determined in good faith that the aggregate rental value, remuneration or other consideration (including the value of any loan) inuring to the benefit of such Affiliates from any such transaction is not greater than that which would be charged to or extended by the Borrower or its Subsidiary, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Borrower or its Subsidiaries, as the case may be, and (ii) in the case of any such transaction in which the aggregate rental value, remuneration or other consideration (including the value of any loan), together with the aggregate rental value, remuneration or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transaction proposed to be consummated, exceeds $5,000,000, the board of directors of the Borrower and the independent directors of the Borrower that are disinterested (each a majority vote), and a nationally recognized investment banking firm, unaffiliated with the Borrower and the Affiliate which is party to such transaction has determined that the aggregate rental price, remuneration or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Borrower or its Subsidiary, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Borrower or its Subsidiaries, as the case may be, and that (y) in the case of all such transactions referred to in clauses (x)(i) and (ii) are entered into in good faith. Any transaction required to be approved by independent directors pursuant to this Section shall be approved by at least one such independent director, PROVIDED that the foregoing restrictions shall not apply to the payment of an annual fee to Jacobs Management Corporation for rendering of management consulting and financial services to the Borrower and its Subsidiaries in an aggregate amount not in excess of $5,000,000 and except for repurchases of the Subordinated Notes from Affiliates at par or less than par.

       Section 7.9 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF CERTAIN DOCUMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, (a) make any sinking fund payment or voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Existing Note or make any payment in respect of any Existing Note (including, without limitation, payments in respect of options to repurchase any Existing Note), or (b) amend, modify or waive, or permit the amendment, modification or waiver of, any provision of any Existing Note.

       Section 7.10 CHANGES IN BUSINESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the manufacturing or selling of pleasure boats or in lines of business reasonably related thereto.

       Section 7.11 CERTAIN RESTRICTIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction, or enter into any agreement (other than the BNY Senior Credit Agreement and the Transaction Documents as in effect on the Agreement Date), which restricts the ability of the Borrower or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property,
(d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) pay any Dividend, provided that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby shall be permitted.

       Section 7.12 LEASE PAYMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, incur, assume or suffer to exist, any obligation for payments under Capital Leases and operating leases whether for real or personal or mixed property (including, without limitation, rental payments and payments of taxes thereunder), except that the Borrower and its Subsidiaries may incur rental payment obligations not to exceed $15,000,000 in the aggregate during each fiscal year of the Borrower.

       Section 7.13 SALES AND LEASEBACKS. From and after the date hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or indirectly, with respect to any lease (other than any such lease entered into in connection with a sale of any real property permitted hereunder, which lease is necessary or desirable to wind down the operations of such property so sold), whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower or such Subsidiary has sold or transferred or is to sell or transfer to the purchaser thereof, or (ii) which the Borrower or such Subsidiary intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Borrower or such Subsidiary to the purchaser thereof in connection with such Lease.

       Section 7.14  [This Section deliberately left blank.]

       Section 7.15  [This Section deliberately left blank.]

       Section 7.16  [This Section deliberately left blank.]

       Section 7.17 INACTIVE SUBSIDIARIES. The Borrower shall not permit any of the Designated Subsidiaries from owning or acquiring any property or assets other than such property or assets owned as of the Agreement Date, PROVIDED that the Permitted Organizational Changes shall be permitted.

SECTION 8     EVENTS OF DEFAULT.

       Section 8.1 EVENTS OF DEFAULT. Each of the following events, acts, occurrences or conditions shall constitute an Event of Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

              (a) FAILURE TO MAKE PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default and such default shall continue unremedied for ten (10) or more Business Days, in the payment when due of any interest on the Loans or in the payment when due of any Fees or any other amounts owing hereunder.

              (b) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made by any Loan Party herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading on the date as of which made or deemed made.

              (c)    BREACH OF COVENANTS.

                     (i) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under Sections 6.1(g), 6.5, 6.12, 6.14, 6.15, 6.16, 6.17 or 7.1 through 7.17, inclusive.

                     (ii) The Borrower shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in subsections (a), (b) and (c)(i) above), and such failure shall continue for 45 days.

                     (iii) Any Loan Party shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of the applicable grace period, if any, provided therein.

              (d) ACCELERATION UNDER OTHER AGREEMENTS. Any Event of Default under and as defined in the Senior Credit Agreement shall have occurred or the Borrower or any of its Subsidiaries shall default in the performance or observance of any obligation or condition with respect to any Indebtedness (other than the Obligations and the Senior Indebtedness) in the aggregate principal amount in excess of $500,000 or any other event shall occur or condition exist, if the effect of such Event of Default, default, event or condition is to accelerate the maturity of any such Indebtedness or to permit (without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment.

              (e) BANKRUPTCY, ETC. (i) Any Loan Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against any Loan Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or (iii) a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any Loan Party commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or there is commenced against any Loan Party any such proceeding which remains undismissed for a period of 60 days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) any Loan Party is adjudicated insolvent or bankrupt; or (vi) any Loan Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or
(vii) any Loan Party makes a general assignment for the benefit of creditors; or (viii) any Loan Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) any Loan Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or (x) any Loan Party shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate action is taken by any Loan Party for the purpose of effecting any of the foregoing.

              (f) SUBORDINATED DEBT FINANCING DOCUMENTS. The Borrower or any of its Subsidiaries (i) does not pay when due (x) whether at maturity, upon redemption or otherwise, any payment of principal, or premium, due under any Subordinated Debt Financing Document or (y) any interest due under any Subordinated Debt Financing Document, and such interest remain unpaid for a period of thirty (30) days, or (ii) denies or disaffirms any of its obligations under any Subordinated Debt Financing Document.

              (g) RESTRICTED SUBSIDIARIES. Any Person becomes a "Restricted Subsidiary", as such term is defined in the Subordinated Debt Financing Documents, unless such Person is also a Guarantor.

              (h) LETTERS OF CREDIT; COLLATERAL ACCOUNT AGREEMENTS. Any Issuing Bank or any Person for whose account a Letter of Credit has been issued, or any Affiliate of any such Issuing Bank or Person, shall assert, or any Person institutes any proceeding seeking to establish, that any Letter of Credit or any provision of any thereof is invalid, not binding or unenforceable.

              (i)    [This Section deliberately left blank.]

              (j) SECURITY DOCUMENTS. Any of the Security Documents shall for any reason cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby (subject to the terms of the BNY Intercreditor Agreement) including, without limitation, a perfected security interest in, and Lien on, all of the Collateral in accordance with the terms thereof other than as a result of a release of Collateral by the Agent pursuant to the terms of this Agreement and the Security Documents.

              (k) GUARANTY. Any Guaranty or any provision thereof shall cease to be in full force and effect, or the Guarantor or any Person acting by or on behalf of the Guarantor shall deny or disaffirm all or any portion of the Guarantor's obligations under such Guaranty.

                     (l) CHANGE OF CONTROL. (i) Mr. Irwin L. Jacobs (or, upon his death, his estate) and his Affiliates shall cease to beneficially own and control at least 90% of the number of shares of any class of capital stock of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Borrower owned by Mr. Jacobs (or, upon his death, his estate) and his Affiliates on the Original Effective Date (as defined in the BNY Senior Credit Agreement), (ii) Mr. Irwin L. Jacobs (or, upon his death, his estate) and his Affiliates, Mr. Carl R. Pohlad (or, upon his death, his estate) and his Affiliates and RDV Capital Management L.P.II and its Affiliates shall in the aggregate cease to beneficially own and control at least 50.1%, of the issued and outstanding shares of each class of capital stock of the Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the board of directors of the Borrower, or (iii) a "Change of Control" as defined in the Subordinated Debt Financing Documents shall occur.

              (m) JUDGMENTS. One or more judgments or decrees in an aggregate amount (i) in excess of $1,000,000 shall be entered by a court or courts of competent jurisdiction against the Loan Parties (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within 30 days or (y) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees or (ii) in excess of $5,000,000 and such judgment or judgments shall not be stayed, discharged or bonded within 60 days.

              (n)    [This Section deliberately left blank.]

              (o) USE OF PROCEEDS. The Borrower shall use the proceeds of any Loan for a purpose other than that set forth in Section 2.19.

       Section 8.2 RIGHTS AND REMEDIES. Upon the occurrence of any Event of Default described in Section 8.1(e), the Commitments shall automatically and immediately terminate and the unpaid principal amount of and any and all accrued interest on the Loan and any and all accrued Fees and other Obligations shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of each Lender to make any Advances hereunder shall thereupon terminate; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Required Lenders, by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Advances hereunder shall immediately terminate, (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loan any and all accrued Fees and other Obligations to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower, and
(iii) exercise any remedies available under any Loan Document or otherwise.

SECTION 9     THE AGENT.

       Section 9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints The Bank of New York as the agent and representative (within the meaning of Section 9-105(m) of the Uniform Commercial Code) of such Lender under this Agreement and each other Loan Document, and each such Lender irrevocably authorizes The Bank of New York as the Agent for such Lender to execute and deliver and perform its obligations under the BNY Intercreditor

Agreement and each Collateral Account Agreement, to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Loan Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or in the other Loan Documents or otherwise exist against the Agent. The provisions of this
Section 9 are solely for the benefit of the Agent and the Lenders and no Loan Party shall have any rights as a third party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent and representative of the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Loan Party or any of their respective successors and assigns.

       Section 9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

       Section 9.3 EXCULPATORY PROVISIONS. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 9.2 under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. Without limiting the duties and responsibilities of the Agent set forth in the Loan Documents, the Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements of any Loan Party contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. This Section is intended solely to govern the relationship between the Agent, on the one hand, and the Lenders, on the other.

       Section 9.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Notes, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless the Agent shall have received an executed Transfer Supplement in respect thereof. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

       Section 9.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders, PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Lenders.

       Section 9.6 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Agent. Each Lender represents and warrants to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents expressly required under the Loan Documents to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

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

       Section 9.7 INDEMNIFICATION. The Lenders agree to indemnify the Agent, the Arranger and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for the Agent, the Arranger or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent, the Arranger or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent, the Arranger or such Person as a result of, or arising out of, or in any way related to or by reason of, the execution, delivery or performance of any Loan Document or any other Transaction Document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent, the Arranger or such Person as finally determined by a court of competent jurisdiction and excluding the actions of the Agent when acting solely in its capacity as a Lender).

       Section 9.8 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties as though the Agent were not the Agent hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

       Section 9.9 SUCCESSOR AGENT. (i) The Agent may resign as Agent and Collateral Agent upon 30 days' notice to the Borrower and the Lenders. If the Agent shall resign as Agent, then the Required Lenders during such 30-day period shall appoint from among the Lenders a successor agent, whereupon such successor agent, upon its acceptance, shall succeed to the rights, powers and duties of the Agent and Collateral Agent and the term "Agent" and "Collateral Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. A successor to the Collateral Agent (other than First Bank as successor to The Bank of New York as Collateral Agent) shall not be the "Collateral Agent" under the Security Documents and shall not be entitled to the Liens created thereunder until it shall have executed and delivered an intercreditor agreement substantially on the same terms as the BNY Intercreditor Agreement.

              (ii) Notwithstanding any provision to the contrary elsewhere in this Agreement or in any of the Loan Documents, upon the execution and delivery of the Instruments of Assignment to the Issuing Banks, The Bank of New York, if at such time it shall be serving as the Agent or the Collateral Agent, shall be deemed to have resigned as, and First Bank shall be deemed appointed as successor, Agent and Collateral Agent without any further notice or acceptance. As such successor, First Bank shall succeed to the rights, powers and duties of the Agent and the Collateral Agent under the Loan Documents and the terms "Agent" and

"Collateral Agent" thereunder shall mean First Bank as such successor. Effective upon the execution and delivery of the Instruments of Assignment, The Bank of New York's rights, powers and duties as Agent and Collateral Agent shall terminate, without any other or further act or deed on the part of The Bank of New York or any of the parties to this Agreement or any holders of the Notes. The Bank of New York shall execute and deliver such amendments to UCC filings and mortgage recordings as may be appropriate to reflect its resignation and First Bank's succession as Agent and Collateral Agent.

              (iii) After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 and Section 10.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

       Section 9.10 INTERPRETATION. As used in this Section 9, the term "Agent" as applied to a Person that is acting both as Agent and Collateral Agent shall be deemed a reference to such Person both in its capacity as Agent and Collateral Agent.

SECTION 10    MISCELLANEOUS.

              Section 10.1 PAYMENT OF EXPENSES, INDEMNITY, ETC. The Borrower shall:

              (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, the creation, perfection or protection of the Agent's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees), and any amendment, waiver or consent relating to any of the Loan Documents (including, without limitation, as to, each of the foregoing, the reasonable fees and disbursements of Winthrop, Stimson, Putnam & Roberts, special counsel to the Agent and any other attorneys retained by the Agent) and of the Agent and each Lender in connection with the preservation of rights under, and enforcement of, the Loan Documents and the documents and instruments referred to therein or in connection with any restructuring or rescheduling of the Obligations (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Lenders);

              (b) pay the fees and disbursements of any independent accountant or consultant retained by the Agent to audit the composition of the Accounts and Inventory which are part of the Borrowing Base and to prepare and deliver to the Agent such reports and information as the Agent requests with respect thereto;

              (c) pay, and hold the Agent and each of the Lenders harmless from and against, any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and hold the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and

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              (d)    indemnify the Agent, the Arranger and each Lender, and
their respective officers, directors, employees, representatives and agents (each, an "INDEMNITY") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnity in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnity shall be designated a party thereto, but excluding any tax or an increased tax on the net income of such Lender) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnity as a result of, or arising out of, or in any way related to or by reason of, (i) any of the Transactions or the execution, delivery or performance of any Loan Document or any other Transaction Document, (ii) any violation by any Loan Party of any applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by any of the Loan Parties, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth in Section 5.18, (v) the grant to the Agent, the Collateral Agent and the Lenders of any Lien in any property or assets of any of the Loan Parties or any stock or other equity interest in any of the Loan Parties, and (vi) the exercise by the Agent and the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, in each case, as to any Indemnity, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnity as finally determined by a court of competent jurisdiction). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

       Section 10.2 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations of the Loan Parties to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 10.7, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

       Section 10.3 NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telex, or cable communication), and shall be deemed to have been duly

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given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answerback received, or, in the case of telecopy notice, when sent, or, in the case of a nationally recognized overnight courier service, one Business Day after delivery to such courier service, addressed, in the case of each party hereto, at its address specified opposite its signature below or on the appropriate Transfer Supplement, or to such other address as may be designated by any party in a written notice to the other parties hereto, provided that notices and communications to the Agent shall not be effective until received by the Agent.

       Section 10.4 SUCCESSORS AND ASSIGNS; PARTICIPATION; ASSIGNMENTS. (a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. No Lender may participate, assign or sell any of its Credit Exposure (as defined in clause (c) below) except as required by operation of law, in connection with the merger, consolidation or dissolution of any Lender or as provided in this
Section 10.4.

              (b) PARTICIPATION. Any Lender may at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Notes held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. Notwithstanding any such sale by a Lender of participating interests to a Participant, such Lender's rights and obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 10.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19, PROVIDED that the Borrower shall not be required to pay any amounts pursuant to such Sections in excess of the amount the Borrower would have been obligated to pay but for such sale of a participating interest to such Participant. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, other than amendments, supplements, modifications and waivers requiring the written consent of all of the Lenders pursuant to Section 10.5.

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

              (c) ASSIGNMENTS. (i) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to any Lender or any affiliate thereof or, with the consent of the Agent, to any other Person (each a "PURCHASING LENDER") all or any part of the Loan owing to such Lender, the Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder (in respect of such Lender, its "CREDIT EXPOSURE") pursuant to a supplement to this Agreement, substantially in the form of Exhibit 10.4(c) hereto (a "TRANSFER SUPPLEMENT"), executed by such Purchasing Lender, such transferor Lender and the Agent, PROVIDED that any assignment to any Purchasing Lender must be in a minimum amount of $5,000,000 and any such partial assignment shall be an assignment of an identical percentage of the transferor Lender's Loan and Commitment. Upon (i) such execution of such Transfer Supplement, (ii) delivery of an executed copy thereof to the Borrower and the Agent, (iii) payment by such Purchasing Lender to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Purchasing Lender and (iv) payment to the Agent of a processing fee of $3,500, such transferor Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of the Commitments, if any, arising from the purchase by such Purchasing Lender of all or a portion of the Credit Exposure of such transferor Lender. Promptly after the consummation of any transfer to a Purchasing Lender pursuant hereto, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that a replacement Note is issued to such transferor Lender and a new Note is issued to such Purchasing Lender, in each case in principal amounts reflecting such transfer.

              (ii) Notwithstanding any provision to the contrary elsewhere in this Agreement, upon the delivery of the Instrument of Assignment to the Issuing Banks, and the payment to the Agent of the amount of the drawings requested under that Letter of Credit and under the other Letter of Credits under which drawing are then being requested, the Lenders that are signatories to such Instrument of Assignment shall be released from their obligation hereunder and the Issuing Banks shall for all purposes be Lenders party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it was an original party hereto, and no consent or action by the Borrower or the Agent shall be required. Such Instrument of Transfer shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the substitution of the Issuing Banks as Lenders. The provisions of this subsection (c)(ii) shall be equally applicable to any transfer by an Issuing Bank to the Persons for whose accounts the Letters of Credit have been issued or to their designees and such transfer may be effected by the delivery of an instrument of transfer such Issuing Bank and such person deemed appropriate. Promptly after the consummation of any transfer pursuant to subsection
(c)(ii), the transferor, the Agent and the Borrower shall make appropriate arrangements so that a new Note is issued to such transferee, in each case in a principal amount reflecting such transfer.

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

              (d) DISCLOSURE OF INFORMATION. The Borrower authorizes each Lender to disclose, on a confidential basis, to any Participant or Purchasing Lender (each, a "TRANSFEREE") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

              (e) The provisions of this Section 10.4 shall not apply to the assignment and pledge for collateral purposes, of any Lender's rights hereunder or under any Note to any Federal Reserve Bank pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, PROVIDED that such assignment and pledge shall not relieve such Lender of any of its obligations.

       Section 10.5 AMENDMENTS AND WAIVERS. Neither this Agreement, any Note, any other Loan Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Required Lenders and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party, PROVIDED that no such amendment, supplement, modification or waiver shall (a) extend either the Maturity or reduce the rate or extend the time of payment of interest on any Obligations, or reduce the principal amount of any Obligations or reduce any fee payable to all the Lenders hereunder, or release all or substantially all of the Collateral (except as expressly contemplated by the Loan Documents) or foreclose or otherwise enforce any remedies with respect to any real property Collateral or change the amount of any Commitment of any Lender, or amend, modify or waive any material condition precedent to the making of any the, or amend, modify or waive any term of subordination of the Subordinated Debt Financing Documents, or release any Guarantor or amend, modify or waive any material term of any Guaranty, or modify the manner in which the Lenders share in any payment received by the Agent or any Lender with respect to any Obligation, or modify the several nature of the Commitments and the other obligations of the Agent, the Collateral Agent and the Lenders pursuant to the Loan Documents, or amend, modify or waive any provision of Section 3.1 or this Section 10.5 or the definition of Required Lenders, or consent to or permit the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Loan Document, in each case without the written consent of all the Lenders, (b) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Agent or the Collateral Agent, without the written consent of the Person then serving as such, or (c) amend, modify or waive any provision of the Collateral Account Agreement, without the written consent of the Issuing Banks. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Borrower, the Lenders, the Agent, and all future holders of the Notes. In the case of any waiver, the Borower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall

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

extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

       Section 10.6 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent or any Lender or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party and the Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

       Section 10.7 SHARING OF PAYMENTS. Each of the Lenders agrees that if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of any obligations, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in such Obligations owing to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

       Section 10.8 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

              (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail,

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

postage prepaid, to the Borrower at its address set forth opposite its signature below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

       Section 10.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       Section 10.10 EFFECTIVENESS. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a counterpart hereof and shall have delivered the same to the Agent which delivery, in the case of the Lenders, may be given to the Agent by telecopy (with the originals delivered promptly to the Agent via overnight courier service) and the conditions precedent set forth in Section 4.1 have been satisfied.

       Section 10.11 HEADINGS DESCRIPTIVE. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       Section 10.12 MARSHALLING; RECAPTURE. Neither the Agent nor any Lender shall be under any obligation to Marshall any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of any Loan Party, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to such Loan Party or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Loan Party to such Lender as of the date such initial payment, reduction or satisfaction occurred.

       Section 10.13 SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

       Section 10.14 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 2.14, 2.15, 2.16, 2.17, 9.7 and 10.1 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans hereunder.

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       Section 10.15 DOMICILE OF LOANS.  Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender.

       Section 10.16 LIMITATION OF LIABILITY. No claim may be made by any Loan Party or any other Person against the Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

       Section 10.17 CALCULATIONS; COMPUTATIONS. The financial statements to be furnished to the Agent and the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved and consistent with GAAP as used in the preparation of the financial statements referred to in Section 5.5 shall utilize GAAP.

       Section 10.18 WAIVER OF TRIAL BY JURY. EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

SECTION 11    SUBORDINATION OF OBLIGATIONS.

       Section 11.1 OBLIGATIONS SUBORDINATE TO SENIOR INDEBTEDNESS. The Borrower, each Guarantor, the Lenders and the Agent covenant and agree, and each holder from time to time of any of the Obligations, or any promissory note or other instrument evidencing any of the Obligations, by its acceptance thereof likewise covenants and agrees, that (a) the Obligations, including, without limitation, the obligations of the Borrower to pay principal and interest hereunder or under any promissory note or other instrument issued pursuant hereto and the obligations of each Guarantor under its Guaranty shall be, and are hereby expressly made, subordinate and subject in right of payment as provided in this Section 11 to the prior payment in full of the Senior Indebtedness, and (b) all Liens on the assets of the Borrower or the Guarantors securing the Obligations shall be, and are hereby expressly made, subject and subordinate to the Liens on the assets of the Borrower or the Guarantors securing the Senior Indebtedness as provided in this Section 11.

       This Section 11.1 shall constitute a continuing offer to all Persons who, in reliance upon the provisions hereof, become holders of, or continue to hold, Senior Indebtedness; such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

       Section 11.2 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or

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

other similar case or proceeding in connection therewith, relative to the Borrower or any Guarantor (each, an "OBLIGOR") or to its assets, or (b) any liquidation, dissolution or other winding up of any Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Obligor, then and in any such event:

              (1) the holders of Senior Indebtedness of such Obligor shall be paid in full all amounts due on or in respect of all such Senior Indebtedness, before the Lenders are entitled to receive any payment or distribution of any kind or character (excluding Junior Securities) on account of the principal of, premium, if any, or interest on the Obligations of such Obligor;

              (2) any payment or distribution of assets of such Obligor of any kind or character, whether in cash, property or securities (excluding Junior Securities), by set-off or otherwise, to which the Lenders would be entitled but for the provisions of this Section 11.2 shall, subject to clause
(4) below, be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of such Obligor or to the Senior Agent, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held by such holder, to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness, whether such concurrent payment or distribution represents a payment on account of such Senior Indebtedness or a payment or distribution to such holders pursuant to Section 1407 of the Subordinated Note Indenture or any Existing Note;

              (3) in the event that, notwithstanding the foregoing provisions of this Section, any Lender shall have received any direct or indirect payment or distribution of assets of such Obligor of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Obligations of such Obligor before all Senior Indebtedness of such Obligor is paid in full, then and in such event such payment or distribution (excluding Junior Securities) shall, subject to clause (4) below, be held in trust for the benefit of, and shall be promptly paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of such Obligor for application to the payment of all Senior Indebtedness of such Obligor remaining unpaid, to the extent necessary to pay all Senior Indebtedness of such Obligor in full after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, whether such concurrent payment or distribution represents a payment on account of such Senior Indebtedness or a payment or distribution to such holders pursuant to Section 1407 of the Subordinated
Note Indenture or any Existing Note; and

              (4) notwithstanding any provision to the contrary contained in this Section 11.2, the payments and distributions to the Lenders shall not be required to be paid over as provided in clauses (2) and (3), except to the extent that the holders of the Senior Indebtedness, or the Senior Agent, as the case may be, have not been paid in full after giving effect to all amounts then or thereafter required to be paid to such holders pursuant to
Section 1407 of the Subordinated Note

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Indenture or any Existing Note.

       The consolidation of an Obligor with, or the merger of an Obligor with or into, another Person or the liquidation or dissolution of an Obligor following the sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of such Obligor's properties or assets to another Person upon the terms and conditions set forth in Section 7.3 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Obligor for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of all or substantially all of such Obligor's properties or assets, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Section 7.3.

       Section 11.3  SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN
DEFAULT. (a)    Unless Section 11.2 shall be applicable, upon the occurrence of a Payment Default, no direct or indirect payment or distribution of any assets of any Obligor of any kind or character shall thereafter be made on account of principal of, premium, if any, or interest on, the Obligations or on account of the purchase, redemption or other acquisition of or in respect of the Notes unless and until such Payment Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Indebtedness has been rescinded or the Senior Indebtedness with respect to which such Payment Default shall have occurred shall have been discharged or paid in full, after which each Obligor shall resume making any and all required payments in respect of the Obligations, including any missed payments.

              (b) Unless Section 11.2 shall be applicable, upon (1) the occurrence of a Non-payment Default and (2) receipt by the Agent and by the Borrower from the Senior Agent of written notice of such occurrence (a "PAYMENT BLOCKAGE NOTICE") no payment or distribution of any assets of the Borrower of any kind or character (other than with funds deposited for such purpose with the Agent pursuant to Section 2.12 prior to the receipt by the Agent of such Payment Blockage Notice) shall thereafter be made on account of any principal of, premium, if any, or interest on, the Obligations or on account of the purchase, redemption, retirement or other acquisition of or in respect of Notes for a period ("PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt by the Agent of such notice and ending on the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 11.3) (x) 179 days having elapsed since receipt of such written notice by the Agent (provided any Senior Indebtedness shall theretofore have not been accelerated), (y) the date such Non-payment Default and all other Non-payment Defaults as to which notice is also given after such period is initiated shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness related thereto shall have been discharged or paid in full or (z) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is Initiated) shall have been terminated by written notice to the Borrower and the Agent from the Senior Agent, after which, in each such case, the Obligors shall resume making any and all required payments in respect of the Obligations, including any missed payments. Notwithstanding any other provision of this Agreement, in no event shall a Payment

Blockage Period extend beyond 179 days from the date of the receipt by the Borrower or the Agent of the notice referred to in clause (2) of this paragraph (b) (the "INITIAL BLOCKAGE PERIOD"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period, PROVIDED that during any 360-day consecutive period only one Payment Blockage Period during which payment of the Obligations may not be made may commence and the duration of the Payment Blockage Period may not exceed 179 days. No Non-payment Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

              (c) In the event that, notwithstanding the foregoing, the Agent or the holder of any Obligations shall receive any payment or distribution prohibited by the foregoing provisions of this Section 11.3., then and in such event such payment or distribution shall be held in trust for the benefit of, and shall be promptly paid over and delivered forthwith to, the Senior Agent.

       Section 11.4 APPLICATION OF MONIES DEPOSITED. Nothing contained in this Section 11.4, elsewhere in this Agreement or in any of the Notes shall
(i) affect the obligation of each Obligor to make, or prevent any Obligor from making, at any time except as specified in Section 11.2 or 11.3 to the extent provided therein, payments pursuant to this Agreement or (ii) prevent the application to the Obligations by the Agent (and retention by the Subordinated Creditors) of any monies received by the Agent from any Obligor or its assets for the account of the Subordinated Creditors if, at the time such money was received by the Agent, a payment by such Obligor of the Obligations would not have been prohibited by the foregoing provisions of this Section 11.

       Section 11.5 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the prior payment in full of all Senior Indebtedness, the Lenders shall be subrogated, to the extent of the aggregate payments, if any, received by holders of Senior Indebtedness pursuant to the terms of Section
11.2 and 11.3, to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Subordinated Creditors would be entitled except for the provisions of this Section 11.5, and no payments over pursuant to the provisions of this Section 11.5 to the holders of Senior Indebtedness by the Lenders or the Agent, shall, as among the Obligors, their creditors other than holders of Senior Indebtedness, and the Subordinated Creditors, be deemed to be a payment or distribution by the Obligors to or on account of the Senior Indebtedness.

       Section 11.6 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Section 11.6 are intended solely for the purpose of defining the relative rights of the holders of the Obligations on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 11.6 or elsewhere in this Agreement or in the Notes is intended to or shall (a) impair, as among the Obligors, their creditors other than holders of Senior Indebtedness and the holders of the Obligations, the obligation of the Obligors, which is absolute and unconditional, to pay to the holders of the Obligations as and when the same shall become due and payable in accordance with its terms; or (b) affect the relative rights against the Obligors of the holders of the Obligations and creditors of the Borrower other than the holders of Senior Indebtedness; or (c) prevent the Agent or the holder of any Obligations from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 11.6 of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Borrower referred to in
Section 11.2, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Agent or such holder, or (2) under the conditions specified in Section 11.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 11.3(c).

       Section 11.7 AGENT TO EFFECTUATE SUBORDINATION. Each Subordinated Creditor authorizes and directs the Agent, on behalf of such Subordinated Creditor, to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 11 and appoints the Agent its attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Obligor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Obligations of such Obligor owing to such Subordinated Creditor in the form required in such proceedings and the causing of such claim to be approved.

       Section 11.8 NO WAIVER OF SUBORDINATION PROVISIONS. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any such holder, or by any non-compliance by any Obligor with the terms, provision and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

              (b) Without limiting the generality of Subsection (a) of this Section and notwithstanding any other provision contained herein, but subject to the provisions of the Intercreditor Agreement, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Agent or the Subordinated Creditors, without incurring responsibility to the Subordinated Creditors and without impairing or releasing the subordination provided in this Section 11.8 or the obligations hereunder of the holders of the Obligations to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; (4) exercise or refrain from exercising any rights against the Borrower and any other Person; and (5) otherwise deal freely and in good faith with the Borrower and each Guarantor; PROVIDED, HOWEVER, that in no event shall any such actions by the holders of Senior Indebtedness limit the right of the holders of the Obligations to take any action to accelerate the maturity of the Obligations in accordance with the provisions set forth in Section 8 or to pursue any rights or remedies under this Agreement or under applicable laws. No provision in any amendment to this Agreement which affects the superior position of the holders of Senior Indebtedness will be effective against the holders of Senior Indebtedness who have not consented thereto.

       Section 11.9 NOTICE TO AGENT. (a) The Borrower shall give prompt written notice to the Agent of any fact known to the Borrower which would prohibit the making of any payment to or by the Agent in respect of the Obligations. Notwithstanding the provisions of this Section 11.9 or any provision of this Agreement, neither the Agent nor any Subordinated Creditor shall be charged with knowledge of the existence of any facts which would prohibit the making of any payment in respect of the Obligations, unless and until the Agent or such Subordinated Creditor, as the case may be, shall have received written notice thereof from the Borrower, a holder of Senior Indebtedness or the Senior Agent; and, prior to the receipt of any such written notice, the Agent and each Subordinated Creditor shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if the Agent shall not have received the notice provided for in this Section prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Obligations), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Agent shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received (and each Subordinated Creditor shall be entitled to retain the money so paid to it by the Agent) and neither the Agent nor any Subordinated Creditor shall be affected by any notice to the contrary which may be received by it after such date; nor shall the Agent be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Agent shall have received an Officer's Certificate to such effect.

              (b) The Agent and each Subordinated Creditor shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be the Senior Agent or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor or duly authorized officer thereof) to establish that such notice has been given by the Senior Agent or a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor or duly authorized officer thereof). In the event that the Agent or any Subordinated Creditor determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Section 11.9, the Agent or such Subordinated Creditor may request such Person to furnish evidence to the reasonable satisfaction of the Agent or such Subordinated Creditor as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Section 11.9, and if such evidence is not furnished, the Agent or such Subordinated Creditor may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

       Section 11.10 RIGHTS OF AGENT AS A HOLDER OF SENIOR INDEBTEDNESS, PRESERVATION OF AGENT'S RIGHTS. The Agent in its individual capacity and each Subordinated Creditor shall be entitled to all the rights set forth in this Section 11 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Agreement shall deprive the Agent or any Subordinated Creditor of any of its rights as such holder. Nothing in this Section 11 shall apply to claims of, or payments to, the Agent under or pursuant to Section 9.7.

       Section 11.11 NO SUSPENSION OF REMEDIES.  Nothing contained in this
Section 11 shall limit the right of the Agent or the holders of Obligations to take any action to accelerate the maturity of the Obligations pursuant to
Section 8 hereof and as set forth in this Agreement or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Section 11 of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights and remedies.

       Section 11.12 RELATION OF HOLDERS OF SENIOR INDEBTEDNESS. With respect to the holders of Senior Indebtedness, the Agent and each Subordinated Creditor undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Section 11 against the Agent or any Subordinated Creditor. Neither the Agent nor any Subordinated Creditor shall be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and neither the Agent nor any Subordinated Creditor shall be liable to any holder of Senior Indebtedness if it shall mistakenly in the absence of gross negligence or willful misconduct pay over or deliver to Subordinated Creditors, the Borrower or any other Person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Section 11 or otherwise.

       [Remainder of Page Intentionally Left Blank]

       IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                   GENMAR HOLDINGS, INC.


                                   By:  /s/ Roger R. Cloutier II
                                       -----------------------------------
                                          Executive Vice President
                                          Genmar Holdings, Inc.
                                          100 South Fifth Street
                                          Suite 2400
                                          Minneapolis, Minnesota  55402
                                          Telephone: (612) 339-7900
                                          Facsimile: (612) 337-1930


                                   THE BANK OF NEW YORK,
                                          as Agent and a Lender


                                   By: /s/ Richard A. Raffetto
                                       -----------------------------------
                                          Vice President
                                          The Bank of New York
                                          One Wall Street
                                          U.S. Commercial Banking
                                          Central Division
                                          19th Floor
                                          New York, New York  10286
                                          Attn:  Richard A. Raffetto
                                          Telephone: (212) 635-8044
                                          Facsimile: (212) 635-1208

                                   FIRST BANK NATIONAL ASSOCIATION

                                   By: /s/ Michael Harter
                                       -----------------------------------
                                          Vice President
                                          First Bank Place
                                          8th Floor
                                          601 Second Avenue South
                                          Minneapolis, Minnesota 55402-4302
                                          Attn: Michael Harter
                                          Assistant Vice President
                                          Telephone: (612) 973-0849
                                          Facsimile: (612) 973-0824

Agreement Date:  October 20, 1997

Solely for purposes of acknowledging
its agreement to be successor Agent as
provided in Section 9.9,

FIRST BANK NATIONAL
  ASSOCIATION

By:
-----------------------------------
Vice President

                                                                Annex I to
                                                          CREDIT AGREEMENT


                              LENDERS AND COMMITMENTS


Name Of Lender                            Committment
--------------                            ----------

The Bank of New York                      $30,000,000
First Bank National Association           $30,000,000
                                          -----------
                                          $60,000,000

                                   EXHIBIT 1.1(a)

                              FORM OF LETTER OF CREDIT

                                   EXHIBIT 1.1(b)

                                  FORM OF GUARANTY

                                   EXHIBIT 1.1(c)

                              FORM OF PLEDGE AGREEMENT

                                   EXHIBIT 1.1(d)

                             FORM OF SECURITY AGREEMENT

                                   EXHIBIT 1.1(e)

                         FORMS OF SUBORDINATION AGREEMENTS

                                   EXHIBIT 1.1(f)

                        FORM OF TRADEMARK SECURITY AGREEMENT

                                    EXHIBIT 2.1

                                    FORM OF NOTE

                               GENMAR HOLDINGS, INC.

$_________________                                          New York, New York
                                            [Date of Initial Term Loan Advance]

       FOR VALUE RECEIVED, the undersigned, GENMAR HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________ (the "Lender"), at the office of The Bank of New York (the "Agent") at One Wall Street, New York, New York 10286, on the Final Maturity Date (as defined in the Subordinated Term Loan Credit Agreement dated as of October 20, 1997 (as amended from time to time, the "Credit Agreement")), the principal sum of ____________________ Dollars ($___________) or, if less, the aggregate unpaid principal amount of all Advances (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on the dates provided in the Credit Agreement.

       The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

       The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

       All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; PROVIDED, HOWEVER, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

       This Note is the Note referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is secured as provided in the Credit Agreement. This Note shall be governed by, and construed in accordance with, the laws of the State of
New York.                                        GENMAR HOLDINGS, INC.,

                                                 By:
                                                    --------------------------

                                                 Name:
                                                      ------------------------
                                                 Title:
                                                       -----------------------

                                 LOANS AND PAYMENTS
                                 ------------------
                 AMOUNT AND     MATURITY            UNPAID      NAME OF PERSON
     DATE       TYPE OF LOAN      DATE             PRINCIPAL    MAKING NOTATION
                                                  BALANCE OF
                                                     NOTE

                                            PAYMENTS
                                            --------
                                     PRINCIPAL    INTEREST
--------------------------------------------------------------------------------

                                    EXHIBIT 2.2

                            FORM OF NOTICE OF BORROWING





Bank of New York, as Agent
for the Lenders parties
to the Credit Agreement
referred to below
One Wall Street
New York, New York 10286

Attention:
          -------------------------



Ladies and Gentlemen:

       The undersigned, Genmar Holdings, Inc., refers to the Subordinated Term Loan Credit Agreement, dated as of October 20, 1997 (the "CREDIT AGREEMENT", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, The Bank of New York, as Agent for said Lenders and BNY Capital Markets, Inc., as Arranger, and hereby gives you notice, irrevocably, pursuant to Section 2.3 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "PROPOSED BORROWING") as required by Section 2.3 of the Credit Agreement:

              (i)  The Business Day of the Proposed Borrowing is __________,
       19__.

              (ii) The aggregate amount of the Proposed Borrowing is $___________.

              [(iii) The Type of Loans comprising the Proposed Borrowing is [Base Rate Loans] [Eurodollar Loans].]

              [(iv) The initial Interest Period for such Eurodollar Loan made as part of the Proposed Borrowing is _____ month[s].]

       The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

              (A) Each representation and warranty made or deemed made under any Loan Document shall be true and correct at and as of the time such Advance is to be made, both with and without giving effect to such Advance and all other Advances to be made at such time and to the application of the proceeds thereof.

              (B) No Default shall have occurred and be continuing at the time such Advance is to be made or would result from the making of such Advance and all other Advances to be made at such time or from the application of the proceeds thereof.

                                                 Very truly yours,

                                                 GENMAR HOLDINGS, INC.


                                                 By:
                                                    -------------------------
                                                 Title:

                                   EXHIBIT 7.3(a)


                               GENMAR HOLDINGS, INC.


                FORM OF PERMITTED ORGANIZATIONAL CHANGE CERTIFICATE


              Reference is made to the Subordinated Term Loan Credit Agreement dated as of October 20, 1997, as the same may be amended, modified or restated from time to time (the "Credit Agreement"), among Genmar Holdings, Inc. (the "Borrower"), the lenders identified therein, the Bank of New York, acting in its capacity as agent for such lenders and BNY Capital Markets, Inc. as Arranger. Terms defined in the Credit Agreement and not otherwise defined herein are used with the meaning as so defined.


              Reference is also made to [the relevant document] governing the transaction to which this certificate pertains (the "Transaction").


              I, ____________, the duly qualified and elected __________ of the Borrower, do hereby certify in such capacity on behalf of the Borrower that:


                 1. The Transaction is a Permitted Organizational Change.


                 2. The representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than representations and warranties which expressly speak only as of a different date) are true and correct in all material respects both before and after giving effect to the transaction.


                 3. No Default or Event of Default has occurred and is continuing either before or after giving effect to the Transaction.


                 4. Every Loan Party involved in the Transaction was Solvent immediately prior to and will continue to be Solvent after giving effect to the Transaction.


              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Borrower this __th day of ____, 199_.


                                                 GENMAR HOLDINGS, INC.



                                                 By:
                                                    ---------------------------
                                                 Name:
                                                 Title:

                                  EXHIBIT 10.4(c)

                            FORM OF TRANSFER SUPPLEMENT

          TRANSFER SUPPLEMENT DATED AS OF ____________________________________
_______________, 199__________(this "TRANSFER SUPPLEMENT") between____________
_______________,a __________________(the "ASSIGNOR"), and ____________________
_______________, a__________________ (the "ASSIGNEE").


                                  R E C I T A L S:

     WHEREAS, this Transfer Supplement is being executed and delivered in accordance with Section 10.4 (c) of the Subordinated Term Loan Credit Agreement dated as of October 20, 1997 (as the same may from time to time be amended, supplemented, restated or otherwise modified in accordance with its terms, the "Credit Agreement") among Genmar Holdings, Inc., a Delaware corporation (the "Borrower"), the financial institutions party hereto (the "Lenders"), The Bank of New York, acting in its capacity as agent for the Lenders (in such capacity, the "Agent") and BNY Capital Markets, Inc., as Arranger;

     WHEREAS, capitalized terms defined in the Credit Agreement which are not otherwise defined herein are used herein as therein defined;

     WHEREAS, the Assignee wishes to purchase all of the Assignor's rights and obligations under the Credit Agreement;

     WHEREAS, the Assignor is willing to assign and delegate to the Assignee such rights and obligations on the terms and conditions set forth herein; and

     WHEREAS, the Agent has, to the extent required by the Credit Agreement, consented to such assignment;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. For the good and valuable consideration, the receipts and sufficiency of which is hereby acknowledged, the Assignor hereby assigns, transfers and delegates to the Assignee, and the Assignee hereby purchases, takes and assumes from the Assignor, [all of] the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents as of the Transfer Date (as defined below), including, without limitation, all of the Assignor's Credit Exposure, together with all instruments, documents and collateral security pertaining thereto.

     2. The assignment, transfer and delegation hereunder is made without recourse, representation or warranty, except that the Assignor represents and warrants that: (a) as of the date hereof, the outstanding aggregate principal of all Loans made by it and its Commitment (without giving effect to assignments thereof which have not yet become effective) is US$______________and US$______________, respectively; and (b) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim or other Lien. Without limiting the generality of the foregoing, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, and makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of the Guarantors, or the performance or observance by the Borrower or any of the Guarantors, of any of their respective obligations under the Loan Documents or any instrument or document furnished pursuant thereto.

     3. The Assignee hereby: (a) confirms that it has received a copy of the Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter in this Transfer Supplement; (b) agrees that it will, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (c) agrees that it will perform all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and
(d) specifies as its address for notices the offices and telecopy and telex numbers set forth beneath its name on the signature page hereof.

     4. The effective date for this Transfer Supplement shall be _ _____________, 199_____(the "Transfer Date").

     5. As of the Transfer Date, (a) the Assignee shall be a party to the Credit Agreement and shall have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent provided in this Transfer Supplement and the Credit Agreement, relinquish its rights and be released from its obligations under the Loan Documents.

     6. From and after the Transfer Date, the Assignee shall be entitled to all payments in respect of the interest assigned hereby made by the Agent pursuant to the Credit Agreement. Upon the Transfer Date, delivery of an executed copy of this Transfer Supplement shall constitute instructions by the Assignor to the Agent to make all such payments to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Transfer Date directly between themselves.

     7. Notwithstanding anything to the contrary contained herein, the Assignor shall continue to be entitled to the benefits of the indemnities made in favor of the Lenders under the Loan Documents.

     8. THIS TRANSFER SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties have caused this Transfer Supplement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

                                                 [NAME OF ASSIGNOR]

                                                 By:
                                                    --------------------------
                                                    Name:
                                                    Title:


                                                 By:
                                                    --------------------------
                                                    Name:
                                                    Title:

                                                 [NAME OF ASSIGNEE]


                                                 By:
                                                    --------------------------
                                                    Name:
                                                    Title:


                                                 Address for notices:
                                                    [Address, including]
                                                    telecopy and telex numbers]



Accepted and Agreed to as of
the date first written above:

THE BANK OF NEW YORK,
    as Agent

By:
   --------------------------
   Name:
   Title:



                                 TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----

SECTION 1           DEFINITIONS

SECTION 1.1         DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 2           AMOUNT AND TERMS OF CREDIT FACILITY

SECTION 2.1         TERM LOAN. . . . . . . . . . . . . . . . . . . . . . . . . . .14

SECTION 2.2         NOTICE OF BORROWING. . . . . . . . . . . . . . . . . . . . . .15
SECTION 2.3         DISBURSEMENT OF FUNDS. . . . . . . . . . . . . . . . . . . . .15
SECTION 2.4         INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . .16
SECTION 2.5         INTEREST PERIODS . . . . . . . . . . . . . . . . . . . . . . .17
SECTION 2.6         MINIMUM AMOUNT OF EURODOLLAR LOANS . . . . . . . . . . . . . .17
SECTION 2.7         CONVERSION OR CONTINUATION . . . . . . . . . . . . . . . . . .18
SECTION 2.8         VOLUNTARY REDUCTION OF COMMITMENTS . . . . . . . . . . . . . .18
SECTION 2.9         VOLUNTARY PREPAYMENTS. . . . . . . . . . . . . . . . . . . . .18
SECTION 2.10        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .18
SECTION 2.11        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .19
SECTION 2.12        METHOD AND PLACE OF PAYMENT. . . . . . . . . . . . . . . . . .19
SECTION 2.13        FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 2.14        INTEREST RATE UNASCERTAINABLE, INCREASED COSTS,
                    ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 2.15        FUNDING LOSSES . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 2.16        INCREASED CAPITAL. . . . . . . . . . . . . . . . . . . . . . .21
SECTION 2.17        TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
SECTION 2.18        CHANGE OF OFFICE, ETC. . . . . . . . . . . . . . . . . . . . .23
SECTION 2.19        USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . .23

SECTION 3           LETTERS OF CREDIT

SECTION 3.1         DRAWING UNDER LETTERS OF CREDIT. . . . . . . . . . . . . . . .23

SECTION 3.2         CASH COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 3.3         INSTRUMENTS OF ASSIGNMENT. . . . . . . . . . . . . . . . . . .23
SECTION 3.4         REPLACEMENT OF LETTERS OF CREDIT . . . . . . . . . . . . . . .23

SECTION 4           CONDITIONS PRECEDENT

SECTION 4.1         CONDITIONS PRECEDENT TO INITIAL ADVANCES . . . . . . . . . . .24
SECTION 4.2         CONDITIONS TO EACH ADVANCE . . . . . . . . . . . . . . . . . .25
SECTION 4.3         METHOD OF DELIVERY . . . . . . . . . . . . . . . . . . . . . .26




SECTION 5           REPRESENTATIONS AND WARRANTIES

SECTION 5.1         CORPORATE STATUS . . . . . . . . . . . . . . . . . . . . . . .26

SECTION 5.2         CORPORATE POWER AND AUTHORITY. . . . . . . . . . . . . . . . .26
SECTION 5.3         NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . .26
SECTION 5.4         LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 5.5         FINANCIAL STATEMENTS; FINANCIAL CONDITION; ETC . . . . . . . .27
SECTION 5.6         SOLVENCY . . . . . . . . . . . . . . . . . . . . . . . . . . .27
SECTION 5.7         [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .27
SECTION 5.8         MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . .27
SECTION 5.9         USE OF PROCEEDS; MARGIN REGULATIONS. . . . . . . . . . . . . .27
SECTION 5.10        GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . . . .27
SECTION 5.11        SECURITY INTERESTS AND LIENS . . . . . . . . . . . . . . . . .27
SECTION 5.12        TAX RETURNS AND PAYMENTS . . . . . . . . . . . . . . . . . . .28
SECTION 5.13        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .28
SECTION 5.14        INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
                    COMPANY ACT. . . . . . . . . . . . . . . . . . . . . . . . . .28
SECTION 5.15        REPRESENTATIONS AND WARRANTIES IN TRANSACTION
                    DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .28
SECTION 5.16        TRUE AND COMPLETE DISCLOSURE; FINANCIAL STATEMENTS . . . . . .28
SECTION 5.17        CORPORATE STRUCTURE; CAPITALIZATION. . . . . . . . . . . . . .28
SECTION 5.18        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .29
SECTION 5.19        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .29
SECTION 5.20        PATENTS, TRADEMARKS, ETC . . . . . . . . . . . . . . . . . . .29
SECTION 5.21        OWNERSHIP OF PROPERTY. . . . . . . . . . . . . . . . . . . . .29
SECTION 5.22        NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 5.23        LICENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 5.24        COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . .30
SECTION 5.25        NO BURDENSOME RESTRICTIONS . . . . . . . . . . . . . . . . . .30
SECTION 5.26        BROKERS' FEES. . . . . . . . . . . . . . . . . . . . . . . . .30
SECTION 5.27        LABOR MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .30

SECTION 6           AFFIRMATIVE COVENANTS

SECTION 6.1         INFORMATION COVENANTS. . . . . . . . . . . . . . . . . . . . .30
                            (a)    Annual Financial Statements . . . . . . . . . .30
                            (b)    Quarterly Financial Statements. . . . . . . . .31
                            (c)    [This Section deliberately left blank]. . . . .31
                            (d)    Management Letters. . . . . . . . . . . . . . .31
                            (e)    Financial Projections . . . . . . . . . . . . .31
                            (f)    Certificates. . . . . . . . . . . . . . . . . .31
                            (g)    Notice of Default or Litigation . . . . . . . .32
                            (h)    [This Section deliberately left blank]. . . . .32
                            (i)    SEC Filings . . . . . . . . . . . . . . . . . .32
                            (j)    [This Section deliberately left blank]. . . . .32
                            (k)    Refinancings. . . . . . . . . . . . . . . . . .32
                            (l)    Charter Documents . . . . . . . . . . . . . . .32
                            (m)    Notice of Dissolution . . . . . . . . . . . . .32

                                       ii


                            (n)    [This Section deliberately left blank]. . . . .32
                            (o)    Other Information . . . . . . . . . . . . . . .32
SECTION 6.2         BOOKS, RECORDS AND INSPECTIONS . . . . . . . . . . . . . . . .32
SECTION 6.3         MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . . .32
SECTION 6.4         TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 6.5         CORPORATE FRANCHISES . . . . . . . . . . . . . . . . . . . . .33
SECTION 6.6         COMPLIANCE WITH LAW. . . . . . . . . . . . . . . . . . . . . .33
SECTION 6.7         PERFORMANCE OF OBLIGATIONS . . . . . . . . . . . . . . . . . .33
SECTION 6.8         MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . . .33
SECTION 6.9         LICENSES, PERMITS, ETC . . . . . . . . . . . . . . . . . . . .34
SECTION 6.10        ENVIRONMENTAL REPORTS. . . . . . . . . . . . . . . . . . . . .34
SECTION 6.11        APPRAISALS . . . . . . . . . . . . . . . . . . . . . . . . . .34
SECTION 6.12        ADDITIONAL GUARANTORS. . . . . . . . . . . . . . . . . . . . .34
SECTION 6.13        AMF INSURANCE COMPANY OF BERMUDA LTD . . . . . . . . . . . . .34
SECTION 6.14        COVENANT TO GIVE SECURITY. . . . . . . . . . . . . . . . . . .35
SECTION 6.15        COVENANT TO PROVIDE CERTIFICATE OF INSURANCE . . . . . . . . .35
SECTION 6.16        COVENANT TO PROVIDE FINANCING STATEMENTS . . . . . . . . . . .35
SECTION 6.17        COVENANT TO PROVIDE SUBORDINATION AGREEMENTS . . . . . . . . .35

SECTION 7           NEGATIVE COVENANTS

SECTION 7.1         INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . .36

SECTION 7.2         LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
SECTION 7.3         RESTRICTION ON FUNDAMENTAL CHANGES . . . . . . . . . . . . . .38
SECTION 7.4         [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .38
SECTION 7.5         [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .38
SECTION 7.6         DIVIDENDS. . . . . . . . . . . . . . . . . . . . . . . . . . .38
SECTION 7.7         ADVANCES AND INVESTMENTS . . . . . . . . . . . . . . . . . . .39
SECTION 7.8         TRANSACTIONS WITH AFFILIATES . . . . . . . . . . . . . . . . .40
SECTION 7.9         LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS OF
                    CERTAIN DOCUMENTS. . . . . . . . . . . . . . . . . . . . . . .41
SECTION 7.10        CHANGES IN BUSINESS. . . . . . . . . . . . . . . . . . . . . .41
SECTION 7.11        CERTAIN RESTRICTIONS . . . . . . . . . . . . . . . . . . . . .41
SECTION 7.12        LEASE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . .41
SECTION 7.13        SALES AND LEASEBACKS . . . . . . . . . . . . . . . . . . . . .41
SECTION 7.14        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .41
SECTION 7.15        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .41
SECTION 7.16        [THIS SECTION DELIBERATELY LEFT BLANK] . . . . . . . . . . . .42
SECTION 7.17        INACTIVE SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . .42

SECTION 8           EVENTS OF DEFAULT

SECTION 8.1         EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . .42
                            (a)    Failure to Make Payments  . . . . . . . . . . .42
                            (b)    Breach of Representation or Warranty. . . . . .42
                            (c)    Breach of Covenants . . . . . . . . . . . . . .42
                            (d)    Acceleration Under Other Agreements . . . . . .42

                                       iii


                            (e)    Bankruptcy, etc . . . . . . . . . . . . . . . .43
                            (f)    Subordinated Debt Financing Documents . . . . .43
                            (g)    Restricted Subsidiaries . . . . . . . . . . . .43
                            (h)    Letters of Credit; Collateral Account
                                   Agreements. . . . . . . . . . . . . . . . . . .43
                            (i)    [This Section deliberately left blank]. . . . .43
                            (j)    Security Documents. . . . . . . . . . . . . . .43
                            (k)    Guaranty. . . . . . . . . . . . . . . . . . . .44
                            (l)    Change of Control . . . . . . . . . . . . . . .44
                            (m)    Judgments . . . . . . . . . . . . . . . . . . .44
                            (n)    [This Section deliberately left blank]. . . . .44
                            (o)    Use of Proceeds . . . . . . . . . . . . . . . .44

SECTION 8.2         RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . .44

SECTION 9           THE AGENT

SECTION 9.1         APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . .45
SECTION 9.2         DELEGATION OF DUTIES . . . . . . . . . . . . . . . . . . . . .45
SECTION 9.3         EXCULPATORY PROVISIONS . . . . . . . . . . . . . . . . . . . .45
SECTION 9.4         RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . . . . . .46
SECTION 9.5         NOTICE OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . .46
SECTION 9.6         NON-RELIANCE ON AGENT AND OTHER LENDERS. . . . . . . . . . . .46
SECTION 9.7         INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 9.8         AGENT IN ITS INDIVIDUAL CAPACITY . . . . . . . . . . . . . . .47
SECTION 9.9         SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . . .47
SECTION 9.10        INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . .48

SECTION 10          MISCELLANEOUS

SECTION 10.1        PAYMENT OF EXPENSES, INDEMNITY, ETC. . . . . . . . . . . . . .48
SECTION 10.2        RIGHT OF SETOFF. . . . . . . . . . . . . . . . . . . . . . . .49
SECTION 10.3        NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 10.4        SUCCESSORS AND ASSIGNS; PARTICIPATION; ASSIGNMENTS . . . . . .50
                            (a)    Successors and Assigns. . . . . . . . . . . . .50
                            (b)    Participation . . . . . . . . . . . . . . . . .50
                            (c)    Assignments . . . . . . . . . . . . . . . . . .51
                            (d)    Disclosure of Information . . . . . . . . . . .52
SECTION 10.5        AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . . . .52
SECTION 10.6        NO WAIVER; REMEDIES CUMULATIVE . . . . . . . . . . . . . . . .53
SECTION 10.7        SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . . . . .53
SECTION 10.8        GOVERNING LAW; SUBMISSION TO JURISDICTION. . . . . . . . . . .53
SECTION 10.9        COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 10.10       EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 10.11       HEADINGS DESCRIPTIVE . . . . . . . . . . . . . . . . . . . . .54
SECTION 10.12       MARSHALLING; RECAPTURE . . . . . . . . . . . . . . . . . . . .54
SECTION 10.13       SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 10.14       SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 10.15       DOMICILE OF LOANS. . . . . . . . . . . . . . . . . . . . . . .54

                                       iv




SECTION 10.16       LIMITATION OF LIABILITY. . . . . . . . . . . . . . . . . . . .55
SECTION 10.17       CALCULATIONS; COMPUTATIONS . . . . . . . . . . . . . . . . . .55
SECTION 10.18       WAIVER OF TRIAL BY JURY. . . . . . . . . . . . . . . . . . . .55

SECTION 11          SUBORDINATION OF OBLIGATIONS

SECTION 11.1        OBLIGATIONS SUBORDINATE TO SENIOR INDEBTEDNESS . . . . . . . .55
SECTION 11.2        PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC . . . . . . . .55
SECTION 11.3        SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN
                    DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 11.4        APPLICATION OF MONIES DEPOSITED. . . . . . . . . . . . . . . .58
SECTION 11.5        SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. . . .58
SECTION 11.6        PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. . . . . . . . . .58
SECTION 11.7        AGENT TO EFFECTUATE SUBORDINATION. . . . . . . . . . . . . . .59
SECTION 11.8        NO WAIVER OF SUBORDINATION PROVISIONS. . . . . . . . . . . . .59
SECTION 11.9        NOTICE TO AGENT. . . . . . . . . . . . . . . . . . . . . . . .59
SECTION 11.10       RIGHTS OF AGENT AS A HOLDER OF SENIOR INDEBTEDNESS,
                    PRESERVATION OF AGENT'S RIGHTS . . . . . . . . . . . . . . . .60
SECTION 11.11       NO SUSPENSION OF REMEDIES. . . . . . . . . . . . . . . . . . .60
SECTION 11.12       RELATION OF HOLDERS OF SENIOR INDEBTEDNESS . . . . . . . . . .61



                                     v


ANNEXES
-------
I                        Lenders and Commitments

SCHEDULES
---------

1.1(a)                   Mortgaged Property
1.1(b)                   Permitted Organizational Changes
1.1(c)                   Restricted Subsidiaries
4.1(d)                   Environmental Liabilities
5.5                      Contingent Liabilities
5.10                     Governmental Approvals
5.11                     Prior Security Interest
5.17                     Corporate Structure
5.21(a)(i)               Real Property
5.21(a)(ii)              Immaterial Real Property
5.21(b)                  Property Conditions
7.1                      Indebtedness
7.2                      Permitted Liens
7.7                      Investments

EXHIBITS
--------

1.1(a)                   Form of Letter of Credit
1.1(b)                   Form of Guaranty
1.1(c)                   Form of Pledge Agreement
1.1(d)                   Form of Security Agreement
1.1(e)                   Forms of Subordination Agreements
1.1(f)                   Form of Trademark Security Agreement
2.1                      Form of Note
2.2                      Form of Notice of Borrowing
7.3(a)                   Form of Permitted Organizational Change Certificate
10.4(c)                  Form of Transfer Supplement

